Exhibit 3.1

THE COMPANIES LAW (2007 REVISION) OF THE CAYMAN ISLANDS

EXEMPTED COMPANY LIMITED BY SHARES

AMENDED AND RESTATED

MEMORANDUM OF ASSOCIATION

OF

CDC SOFTWARE CORPORATION

(Adopted by special resolution passed on August 3, 2009)

1. The name of the Company is CDC Software Corporation.

2. The Registered Office of the Company shall be at the offices of Maples Corporate Services Limited, PO Box 309, Ugland House, Grand Cayman, KY1-1104, Cayman Islands, or at such other place as the Directors may from time to time decide.

3. Subject to the following provisions of this Memorandum, the objects for which the Company is established are unrestricted and the Company shall have full power and authority to carry out any object not prohibited by the Companies Law (2007 Revision) or as the same may be revised from time to time, or any other law of the Cayman Islands.

4. The Company shall not trade in the Cayman Islands with any person, firm or corporation except in furtherance of the business of the Company carried on outside the Cayman Islands; provided that nothing in this clause shall be construed as to prevent the Company effecting and concluding contracts in the Cayman Islands, and exercising in the Cayman Islands all of its powers necessary for the carrying on of its business outside the Cayman Islands.

5. The liability of each member is limited to the amount from time to time unpaid on such member’s shares.

6. The authorized share capital of the Company is US$77,000 divided into (a) 50,000,000 Class A Ordinary Shares of a nominal or par value of US$0.001 each and (b) 27,000,000 Class B Ordinary Shares of a nominal or par value of US$0.001 each.

7. The Company may exercise the power contained in the Companies Law (2007 Revision) to deregister in the Cayman Islands and be registered by way of continuation in another jurisdiction.

8. Capitalised terms that are not defined in this Memorandum of Association bear the same meaning as those given in the Articles of Association of the Company.

THE COMPANIES LAW (2007 REVISION) OF THE CAYMAN ISLANDS

EXEMPTED COMPANY LIMITED BY SHARES

AMENDED AND RESTATED

ARTICLES OF ASSOCIATION

OF

CDC SOFTWARE CORPORATION

(Adopted by way of a special resolution passed on August 3, 2009)

Ordinary Shares)

INDEX

SUBJECT	Article No.
Table A	1
Interpretation	2
Share Capital	3
Alteration Of Capital	4-7
Share Rights	8-9
Variation Of Rights	10-11
Shares	12-15
Share Certificates	16-21
Lien	22-24
Calls On Shares	25-33
Forfeiture Of Shares	34-41
Register Of Members	42-43
Record Dates	44
Transfer Of Shares	45-50
Transmission Of Shares	51-53
Untraceable Members	54
General Meetings	55-57
Notice Of General Meetings	58-59
Proceedings At General Meetings	60-64
Voting	65-75
Proxies	76-81
Corporations Acting By Representatives	82
No Action By Written Resolutions Of Members	83
Board Of Directors	84
Retirement of Directors	85-86
Disqualification Of Directors	87
Executive Directors	88-89
Directors’ Fees And Expenses	90-92
Directors’ Interests	93-96
General Powers Of The Directors	97-102
Borrowing Powers	103-106
Proceedings Of The Directors	107-116
Audit Committee	117-119

Officers	120-122
Register of Directors and Officers	123
Minutes	124
Seal	125
Authentication Of Documents	126
Destruction Of Documents	127
Dividends And Other Payments	128-137
Reserves	138
Capitalisation	139-141
Accounting Records	142-146
Audit	147-152
Notices	153-155
Signatures	156
Winding Up	157-158
Indemnity	159
Amendment To Memorandum and Articles of Association And Name of Company	160
Information	161

INTERPRETATION

TABLE A

1. The regulations in Table A in the Schedule to the Law do not apply to the Company.

INTERPRETATION

2. (1) In these Articles, unless the context otherwise requires, the words standing in the first column of the following table shall bear the meaning set opposite them respectively in the second column.

WORD	MEANING

“Affiliate”	means (i) in the case of a natural person, such person’s parents, parents-in-law, spouse, children or grandchildren, a trust for the benefit of any of the foregoing, a company, or any natural person or entity wholly or jointly owned by any of the foregoing, (ii) in the case of an entity, a partnership, a corporation or any natural person or entity which directly, or indirectly through one or more intermediaries, controls, controlled by, or is under common control with, such entity. The term “control” shall mean the ownership, directly or indirectly, of shares possessing more than fifty percent (50%) of the voting power of the corporation, or the partnership or other entity (other than, in the case of corporation, share having such power only be reason of the happening of a contingency), or having the power to control the management or elect a majority of members to the board of directors or equivalent decision-making body of such corporation, or other entity.

“Articles”	these articles of association of the Company.

“Audit Committee”	the audit committee of the Company formed by the Board pursuant to Article 120 hereof, or any successor audit committee.

“Auditor”	the independent auditor of the Company that shall be an internationally recognized firm of independent accountants.

“Board” or “Directors”	the board of directors of the Company or the directors present at a meeting of directors of the Company at which a quorum is present.

“capital”	the share capital from time to time of the Company.

“Class A Ordinary Share”	a Class A ordinary share of US$0.001 each in the capital of the Company.

“Class B Ordinary Share”	a Class B ordinary Share of US$0.001 each in the capital of the Company.

“clear days”	in relation to the period of a notice, that period excluding the day when the notice is given or deemed to be given and the day for which it is given or on which it is to take effect.

“clearing house”	a clearing house recognised by the laws of the jurisdiction in which the shares of the Company (or depositary receipts therefor) are listed or quoted on a stock exchange or interdealer quotation system in such jurisdiction.

“Company”	CDC Software Corporation.

“competent regulatory authority”	a competent regulatory authority in the territory where the shares of the Company (or depositary receipts therefor) are listed or quoted on a stock exchange or interdealer quotation system in such territory.

“debenture” and “debenture holder”	include debenture stock and debenture stockholder respectively.

“Designated Stock Exchange”	The Nasdaq Stock Market, Inc.’s Global Market, or any successor thereto.

“dollars” and “$”	dollars, the legal currency of the United States of America.

“Electronic Record”	has the same meaning as in the Electronic Transactions Law.

“Electronic Transactions Law”	means the Electronic Transactions Law (2003 Revision) of the Cayman Islands.

“Exchange Act”	the US Securities Exchange Act of 1934, as amended.

“head office”	such office of the Company as the Directors may from time to time determine to be the principal office of the Company.

“Law”	The Companies Law (2007 Revision) of the Cayman Islands.

“Member”	a duly registered holder from time to time of the shares in the capital of the Company.

“month”	a calendar month.

“Notice”	written notice unless otherwise specifically stated (and as further set forth in these Articles).

“Office”	the registered office of the Company for the time being.

“ordinary resolution”	a resolution shall be an ordinary resolution when it has been passed by a simple majority of votes cast by such Members as, being entitled so to do, vote in person or, in the case of any Member being a corporation, by its duly authorised representative or, where proxies are allowed, by proxy.

“Ordinary Shares”	means collectively the Class A Ordinary Shares and the Class B Ordinary Shares.

“paid up”	paid up or credited as paid up.

“Register”	the register of Members of the Company to be maintained at such place within or outside the Cayman Islands as the Board shall determine from time to time.

“SEC”	the US Securities and Exchange Commission.

“Seal”	common seal or any one or more duplicate seals of the Company for use in the Cayman Islands or in any place outside the Cayman Islands.

“Secretary”	any person, firm or corporation appointed by the Board to perform any of the duties of secretary of the Company and includes any assistant, deputy, temporary or acting secretary.

“special resolution”	a resolution shall be a special resolution when it has been passed by a majority of not less than two-thirds of votes cast by such Members as, being entitled so to do, vote in person or, in the case of such Members as are corporations, by their respective duly authorised representative or, where proxies are allowed, by proxy at a general meeting of which not less than ten (10) clear days’ Notice, specifying (without prejudice to the power contained in these Articles to amend the same) the intention to propose the resolution as a special resolution, has been duly given; provided that, except in the case of an annual general meeting, if it is so agreed by a majority in number of the Members having the right to attend and vote at any such meeting, being a majority together holding not less than ninety-five (95) per cent. in nominal value of the shares giving that right and in the case of an annual general meeting, if it is so agreed by all Members entitled to attend and vote thereat, a resolution may be proposed and passed as a special resolution at a meeting of which less than ten (10) clear days’ Notice has been given; a special resolution shall be effective for any purpose for which an ordinary resolution is expressed to be required under any provision of these Articles or the Statutes.

“Statutes”	the Law and every other law of the legislature of the Cayman Islands for the time being in force applying to or affecting the Company, its Memorandum of Association and/or these Articles.

“year”	a calendar year.

(2) In these Articles, unless there be something within the subject or context inconsistent with such construction:

(a) words importing the singular number include the plural number and vice versa;

(b) words importing the masculine gender include the feminine gender;

(c) words importing persons include corporations;

(d) “written” and “in writing” include all modes of representing or reproducing words in visible form, including in the form of an Electronic Record;

(e) references to provisions of any law or regulation shall be construed as references to those provisions as amended, modified, re-enacted or replaced from time to time;

(f) any phrase introduced by the terms “including”, “include”, “in particular” or any similar expression shall be construed as illustrative and shall not limit the sense of the words preceding those terms;

(g) headings are inserted for reference only and shall be ignored in construing these Articles; and

(h) Section 8 of the Electronic Transactions Law shall not apply.

SHARE CAPITAL

3. (1) The authorised share capital of the Company is US$77,000 divided into (a) 50,000,000 Class A Ordinary Shares of a nominal or par value of US $0.001 each and (b) 27,000,000 Class B Ordinary Shares of a nominal or par value of US $0.001 each.

(2) Subject to the provisions of the Law, the Company may purchase its own shares (including any redeemable shares) provided that (i) the Members shall have approved the manner of purchase by Ordinary Resolution or (ii) the manner of purchase is in accordance with the following Articles (3) to Article (6) (this authorisation is in accordance with sections 37(2) and 37(3)(d) of the Law or any modification or re-enactment thereof for the time being in force).

(3) The Company is authorised to purchase any share listed on a Designated Stock Exchange in accordance with the following manner of purchase: (i) the maximum number of shares that may be repurchased shall be equal to the number of issued and outstanding shares less one share, and (ii) at such time at such price and on such other terms as determined and agreed by the Board in their sole discretion; provided however, that (x) such repurchase transaction shall be in accordance with the relevant code, rules and regulations applicable to the listing of the shares on the Designated Stock Exchange; and (y) that the Company be able to pay its debts as they fall due in the ordinary course of business and be solvent immediately before and after the date on which the payment in respect of the repurchase transaction is proposed to be made.

(4) The Company is authorised to purchase any share not listed in a Designated Stock Exchange in accordance with the following manner of purchase: (i) the Company shall serve a repurchase notice in a form approved by the Board on the Member from whom the shares are to be repurchased at least two (2) days prior to the date specified in the notice as being the repurchase date, (ii) the price for the shares being repurchased shall be such price agreed between the Board and the applicable Member, (iii) the date of repurchase shall be the date specified in the repurchase notice, (iv) the repurchase shall be on such other terms as specified in the repurchase notice as determined and agreed by the Board and the applicable Member in their sole discretion, and (v) that the Company be able to pay its debts as they fall due in the ordinary course of business and be solvent immediately before and after the date on which the payment in respect of the repurchase transaction is proposed to be made.

(5) The purchase of any share shall not oblige the Company to purchase any other share other than as may be required pursuant to applicable law and any other contractual obligations of the Company.

(6) The Company may make a payment in respect of the redemption or purchase of its own shares in any manner permitted by the Law, including out of capital.

(7) No share shall be issued to bearer.

(8) The rights and restrictions attaching to the Ordinary Shares are as follows:

(a) Income

Holders of Ordinary Shares will be entitled to such dividends as the Directors may in their absolute discretion lawfully declare from time to time.

(b) Capital

Holders of Ordinary Shares shall be entitled to a return of capital on liquidation, dissolution or winding-up of the Company (other than on a conversion, redemption or purchase of shares, or an equity financing or series of financings that do not constitute the sale of all or substantially all of the shares of the Company).

(c) Attendance at General Meetings and Voting

Holders of Ordinary Shares shall have the right to receive notice of, attend, participate and vote at general meetings of the Company. Holders of Class A Ordinary Shares and Class B Ordinary Shares shall at all time vote together as one class on all matters submitted to a vote for Members’ consent. Each Class A Ordinary Share shall be entitled to one (1) vote on all matters subject to the vote at general meetings of the Company, and each Class B Ordinary Share shall be entitled to ten (10) votes on all matters subject to the vote at general meetings of the Company.

(d) Conversion

(i) In no event shall Class A Ordinary Ordinary Shares be convertible into Class B Ordinary Shares. Each Class B Ordinary Share is convertible into one (1) Class A Ordinary Share at any time by the holder thereof in accordance with the following procedure:

(A) A Member may convert Class B Ordinary Shares into Class A Ordinary Shares by requiring the redemption of all or any of such Member’s Class B Ordinary Shares in exchange for the issuance of a prescribed number of Class A Ordinary Shares by serving a Conversion Notice on the Company. In these Articles, the term “Conversion Notice” means a notice in a form approved by the Board by which a holder of Class B Ordinary Shares is entitled to require the Company to redeem its Class B Ordinary Shares in exchange for the issuance of a prescribed number of Class A Ordinary Shares.

(B) A Member may not withdraw a Conversion Notice once submitted to the Company unless the Directors determine (in their sole discretion) to permit the withdrawal of such request (which they may do in whole or in part). If a suspension of redemption requests of Class B Ordinary Shares has been declared by the Directors, the right of a Member to have its Class B Ordinary Shares redeemed shall be suspended and during the period of suspension the Member may withdraw its Conversion Notice. Any withdrawal of the Conversion Notice shall be made in writing and shall only be effective if actually received by the Company before the termination of the period of suspension. If the Conversion Notice is not withdrawn, any Class B Ordinary Shares the redemption of which has been suspended shall be redeemed in exchange for the issuance of Class A Ordinary Shares once the suspension has ended.

(C) Once a Class B Ordinary Share is redeemed the Member shall cease to be entitled to any rights in respect of it (except the right to receive the redemption proceeds in respect thereof and any dividend which has been declared but not paid prior to the relevant redemption date). The Member’s name shall be removed from the Register in respect of that Class B Ordinary Share and that Class B Ordinary Share shall be available for re issue, and until re issue shall form part of the authorised and unissued share capital of the Company.

(ii) Upon any sale, charge, transfer, assignment or disposition of Class B Ordinary Shares by a holder thereof to any person or entity that is not an Affiliate of such holder, such Class B Ordinary Shares may be converted into an equal number of Class A Ordinary Shares in accordance with the foregoing procedure under Article 8(d).

(iii) If after a transfer by a holder of Class B Ordinary Shares to an Affiliate of such holder, there is a change of the beneficial ownership of the Class B Ordinary Shares held by the Affiliate, such Class B Ordinary Shares may be converted into an equal number of Class A Ordinary Shares. For purposes of this Article 8(d)(iii), a transfer shall be deemed to be effective upon the Company’s registration of such transfer in the Register. For purposes of Article 8(d)(iii) and Article 8(d)(iv), “beneficial ownership” shall have the meaning defined in Rule 13d-3 under the Exchange Act.

(iv) Before any holder of Class B Ordinary Shares may be entitled to convert the same into Class A Ordinary Shares and to receive share certificates therefor, such holder shall surrender the share certificate or share certificates therefor, duly endorsed, to the Company; provided, however, that in the event of a conversion pursuant to sub-paragraphs (i) - (iii) above, the Class B Ordinary Shares may be converted whether or not the certificates representing such shares are surrendered to the Company; and provided further that the Company shall not be obligated to issue certificates evidencing the Class A Ordinary Shares issuable upon such conversion unless the share certificates evidencing such Class B Ordinary Shares are either delivered to the Company as provided above, or the holder notifies the Company that such share certificates have been lost, stolen or destroyed and executes an agreement satisfactory to the Company to indemnify the Company from any loss incurred by it in connection with such share certificates in compliance with the provisions of Article 21 hereto.

ALTERATION OF SHARE CAPITAL

4. The Company may from time to time by ordinary resolution in accordance with the Law:

(a) increase its share capital by such sum as the resolution shall prescribe and with such rights, priorities, and privileges annexed thereto as the Company in general meeting may determine;

(b) consolidate and divide all or any of its share capital into shares of larger amount than its existing shares;

(c) sub-divide its shares, or any of them, into shares of smaller amount than is fixed by the Memorandum of Association or into shares without par value (subject, nevertheless, to the Law; and

(d) cancel any shares which, at the date of the passing of the resolution, have not been taken, or agreed to be taken, by any person.

5. The Board may settle as it considers expedient any difficulty that arises in relation to any consolidation and division under the last preceding Article and in particular but without prejudice to the generality of the foregoing may issue share certificates in respect of fractions of shares or arrange for the sale of the shares representing fractions and the distribution of the net proceeds of sale (after deduction of the expenses of such sale) in due proportion amongst the Members who would have been entitled to the fractions, and for this purpose the Board may authorise some person to transfer the shares representing fractions to their purchaser or resolve that such net proceeds be paid to the Company for the Company’s benefit. Such purchaser will not be bound to see to the application of the purchase money nor will his title to the shares be affected by any irregularity or invalidity in the proceedings relating to the sale.

6. The Company may from time to time by special resolution, subject to any confirmation or consent required by the Law, reduce its share capital or any capital redemption reserve fund or other undistributable reserve in any manner permitted by law.

7. [DELETED]

SHARE RIGHTS

8. Subject to the Law, the rules of the Designated Stock Exchange, and these Articles and to any special rights conferred on the holders of any shares, and without prejudice to Article 12 hereof, any share in the Company may be issued with or have attached thereto such rights or restrictions whether in regard to dividend, voting, return of capital or otherwise as the Board may determine.

REDEMPTION OF SHARES

9.

Subject to the provisions of the Law and these Articles, the Company may issue redeemable shares provided that the Class A Ordinary Shares are not redeemable. Except for the redemption of any shares pursuant to the foregoing Article 3 to Article 9, the redemption of such shares shall be effected in such manner as the Company may, by special resolution, determine before the issue of the shares. Payments by the Company in respect of the redemption of shares are subject to the Company being able to pay its debts as they fall due in the ordinary course of business and be solvent immediately before and after the date on which the payment is proposed to be made.

VARIATION OF RIGHTS

10. Subject to the Law and without prejudice to Article 8, all or any of the special rights for the time being attached to the shares or any class of shares may, unless otherwise provided by the terms of issue of the shares of that class, from time to time (whether or not the Company is being wound up) be varied, modified or abrogated with the sanction of a special resolution passed at a separate general meeting of the holders of the shares of that class. To every such separate general meeting all the provisions of these Articles relating to general meetings of the Company shall, mutatis mutandis, apply, but so that:

(a) the necessary quorum (at a separate general meeting) shall be a person or persons (or in the case of a Member being a corporation, its duly authorized representative) together holding or representing by proxy not less than one-third in nominal value of the issued shares of that class; provided, however, if within 30 minutes from the time appointed for the meeting a quorum is not present, the meeting shall stand adjourned to the same day in the next week and at such time and place as shall be decided by the Board, and if at such adjourned meeting a quorum is not present within 30 minutes from the time appointed for holding the meeting, the Member or Members present in person or by proxy shall be a quorum and may transact the business for which the meeting was called;

(b) every holder of shares of the Class A Ordinary Shares shall be entitled on a poll to one vote for every such share held by him and every holder of shares of Class B Ordinary Shares shall be entitled on a poll to ten (10) votes for every share held by him; and

(c) any holder of shares of the class present in person or by proxy or authorised representative may demand a poll.

11. The special rights conferred upon the holders of any shares or class of shares shall not, unless otherwise expressly provided in the rights attaching to or the terms of issue of such shares, be deemed to be varied, modified or abrogated by the creation or issue of further shares ranking pari passu therewith.

SHARES

12. (1) Subject to the Law, these Articles and, where applicable, the rules of the Designated Stock Exchange and without prejudice to any special rights or restrictions for the time being attached to any shares or any class of shares, the unissued shares of the Company (whether forming part of the original or any increased capital) shall be at the disposal of the Board, which may offer, allot, grant options over or otherwise dispose of them to such persons, at such times and for such consideration and upon such terms and conditions as the Board may in its absolute discretion determine but so that no shares shall be issued at a discount.

(2) Neither the Company nor the Board shall be obliged, when making or granting any allotment of, offer of, option over or disposal of shares, to make, or make available, any such allotment, offer, option or shares to Members or others with registered addresses in any particular territory or territories being a territory or territories where, in the absence of a registration statement or other special formalities, this would or might, in the opinion of the Board, be unlawful or impracticable. Members affected as a result of the foregoing sentence shall not be, or be deemed to be, a separate class of members for any purpose whatsoever.

(3) The Board may issue options, warrants or convertible securities or securities of similar nature conferring the right upon the holders thereof to subscribe for, purchase or receive any class of shares or securities in the capital of the Company on such terms as it may from time to time determine.

13. The Company may in connection with the issue of any shares exercise all powers of paying commission and brokerage conferred or permitted by the Law. Subject to the Law, the commission may be satisfied by the payment of cash or by the allotment of fully or partly paid shares or partly in one and partly in the other.

14. Except as required by law, no person shall be recognised by the Company as holding any share upon any trust and the Company shall not be bound by or required in any way to recognise (even when having notice thereof) any equitable, contingent, future or partial interest in any share or any fractional part of a share or (except only as otherwise provided by these Articles or by law) any other rights in respect of any share except an absolute right to the entirety thereof in the registered holder.

15. Subject to the Law and these Articles, the Board may at any time after the allotment of shares but before any person has been entered in the Register as the holder, recognise a renunciation thereof by the allottee in favour of some other person and may accord to any allottee of a share a right to effect such renunciation upon and subject to such terms and conditions as the Board considers fit to impose.

SHARE CERTIFICATES

16. Every share certificate may be issued under the Seal or a facsimile thereof and shall specify the number and class and distinguishing numbers (if any) of the shares to which it relates, and the amount paid up thereon and may otherwise be in such form as the Directors may from time to time determine. No certificate shall be issued representing shares of more than one class. The Board may by resolution determine, either generally or in any particular case or cases, that any signatures on any such certificates (or certificates in respect of other securities) need not be autographic but may be affixed to such certificates by some mechanical means or may be printed thereon.

17. (1) In the case of a share held jointly by several persons, the Company shall not be bound to issue more than one certificate therefor and delivery of a certificate to one of several joint holders shall be sufficient delivery to all such holders.

(2) Where a share stands in the names of two or more persons, the person first named in the Register shall as regards service of notices and, subject to the provisions of these Articles, all or any other matters connected with the Company, except the transfer of the shares, be deemed the sole holder thereof.

18. Every person whose name is entered, upon an allotment of shares, as a Member in the Register shall be entitled, without payment, to receive one certificate for all such shares of any one class or several certificates each for one or more of such shares of such class upon payment for every certificate after the first of such reasonable out-of-pocket expenses as the Board from time to time determines.

19. Share certificates shall be issued within the relevant time limit as prescribed by the Law or as the Designated Stock Exchange may from time to time determine, whichever is the shorter, after allotment or, except in the case of a transfer which the Company is for the time being entitled to refuse to register and does not register, after lodgment of a transfer with the Company.

20. (1) Upon every transfer of shares the certificate held by the transferor shall be given up to be cancelled, and shall forthwith be cancelled accordingly, and a new certificate shall be issued to the transferee in respect of the shares transferred to him at such fee as is provided in paragraph (2) of this

Article. If any of the shares included in the certificate so given up shall be retained by the transferor a new certificate for the balance shall be issued to him at the aforesaid fee payable by the transferor to the Company in respect thereof.

(2) The fee referred to in paragraph (1) above shall be an amount not exceeding the relevant maximum amount as the Designated Stock Exchange may from time to time determine; provided that the Board may at any time determine a lower amount for such fee.

21. If a share certificate shall be damaged or defaced or alleged to have been lost, stolen or destroyed a new certificate representing the same shares may be issued to the relevant Member upon request and on payment of such fee as the Company may determine and, subject to compliance with such terms (if any) as to evidence and indemnity and to payment of the costs and reasonable out-of-pocket expenses of the Company in investigating such evidence and preparing such indemnity as the Board may think fit and, in case of damage or defacement, on delivery of the old certificate to the Company; provided that where share warrants have been issued, no new share warrant shall be issued to replace one that has been lost unless the Board has determined that the original has been destroyed.

LIEN

22. The Company shall have a first and paramount lien on every share (not being a fully paid share) for all moneys (whether presently payable or not) called or payable at a fixed time in respect of that share. The Company shall also have a first and paramount lien on every share (not being a fully paid share) registered in the name of a Member (whether or not jointly with other Members) for all amounts of money presently payable by such Member or his estate to the Company whether the same shall have been incurred before or after Notice to the Company of any equitable or other interest of any person other than such Member, and whether the period for the payment or discharge of the same shall have actually arrived or not, and notwithstanding that the same are joint debts or liabilities of such Member or his estate and any other person, whether a Member of the Company or not. The Company’s lien on a share shall extend to all dividends or other moneys payable thereon or in respect thereof. The Board may at any time, generally or in any particular case, waive any lien that has arisen or declare any share exempt in whole or in part, from the provisions of this Article.

23. Subject to these Articles, the Company may sell in such manner as the Board determines any share on which the Company has a lien, but no sale shall be made unless some sum in respect of which the lien exists is presently payable, or the liability or engagement in respect of which such lien exists is liable to be presently fulfilled or discharged nor until the expiration of fourteen (14) clear days after a Notice, stating and demanding payment of the sum presently payable, or specifying the liability or engagement and demanding fulfilment or discharge thereof and giving Notice of the intention to sell in default, has been served on the registered holder for the time being of the share or the person entitled thereto by reason of his death or bankruptcy.

24. The net proceeds of the sale shall be received by the Company and applied in or towards payment or discharge of the debt or liability in respect of which the lien exists, so far as the same is presently payable, and any residue shall (subject to a like lien for debts or liabilities not presently payable as existed upon the share prior to the sale) be paid to the person entitled to the share at the time of the sale. To give effect to any such sale the Board may authorise some person to transfer the shares sold to the purchaser thereof. The purchaser shall be registered as the holder of the shares so transferred and he shall not be bound to see to the application of the purchase money, nor shall his title to the shares be affected by any irregularity or invalidity in the proceedings relating to the sale.

CALLS ON SHARES

25. Subject to these Articles and to the terms of allotment, the Board may from time to time make calls upon the Members in respect of any moneys unpaid on their shares (whether on account of the par value of the shares or by way of premium), and each Member shall (subject to being given at least fourteen (14) clear days’ Notice specifying the time and place of payment) pay to the Company as required by such Notice the amount called on his shares. A call may be extended, postponed or revoked in whole or in part as the Board determines but no member shall be entitled to any such extension, postponement or revocation.

26. A call shall be deemed to have been made at the time when the resolution of the Board authorising the call was passed and may be made payable either in one lump sum or by instalments.

27. A person upon whom a call is made shall remain liable for calls made upon him notwithstanding the subsequent transfer of the shares in respect of which the call was made. The joint holders of a share shall be jointly and severally liable to pay all calls and instalments due in respect thereof or other moneys due in respect thereof.

28. If a sum called in respect of a share is not paid before or on the day appointed for payment thereof, the person from whom the sum is due shall pay interest on the amount unpaid from the day appointed for payment thereof to the time of actual payment at such rate (not exceeding twenty per cent. (20%) per annum) as the Board may determine, but the Board may in its absolute discretion waive payment of such interest wholly or in part.

29. No Member shall be entitled to receive any dividend or bonus or to be present and vote (save as proxy for another Member) at any general meeting either personally or by proxy, or be reckoned in a quorum, or exercise any other privilege as a Member until all calls or instalments due by him to the Company, whether alone or jointly with any other person, together with interest and expenses (if any) shall have been paid.

30. On the trial or hearing of any action or other proceedings for the recovery of any money due for any call, it shall be sufficient to prove that the name of the Member sued is entered in the Register as the holder, or one of the holders, of the shares in respect of which such debt accrued, that the resolution making the call is duly recorded in the minute book, and that Notice of such call was duly given to the Member sued, in pursuance of these Articles; and it shall not be necessary to prove the appointment of the Directors who made such call, nor any other matters whatsoever, but the proof of the matters aforesaid shall be conclusive evidence of the debt.

31. Any amount payable in respect of a share upon allotment or at any fixed date, whether in respect of nominal value or premium or as an instalment of a call, shall be deemed to be a call duly made and payable on the date fixed for payment and if it is not paid the provisions of these Articles shall apply as if that amount had become due and payable by virtue of a call duly made and notified.

32. On the issue of shares the Board may differentiate between the allottees or holders as to the amount of calls to be paid and the times of payment.

33. The Board may, if it thinks fit, receive from any Member willing to advance the same, and either in money or money’s worth, all or any part of the moneys uncalled and unpaid or instalments payable upon any shares held by him and upon all or any of the moneys so advanced (until the same would, but for such advance, become presently payable) pay interest at such rate (if any) as the Board may decide. The Board may at any time repay the amount so advanced upon giving to such Member not less than one month’s Notice of its intention in that behalf, unless before the expiration of such Notice the amount so advanced shall have been called up on the shares in respect of which it was advanced. Such payment in advance shall not entitle the holder of such share or shares to participate in respect thereof in a dividend subsequently declared.

FORFEITURE OF SHARES

34. (1) If a call remains unpaid after it has become due and payable the Board may give to the person from whom it is due not less than fourteen (14) clear days’ Notice:

(a) requiring payment of the amount unpaid together with any interest that may have accrued and which may still accrue up to the date of actual payment; and

(b) stating that if the Notice is not complied with the shares on which the call was made will be liable to be forfeited.

(2) If the requirements of any such Notice are not complied with, any share in respect of which such Notice has been given may at any time thereafter, before payment of all calls and interest due in respect thereof has been made, be forfeited by a resolution of the Board to that effect, and such forfeiture shall include all dividends and bonuses declared in respect of the forfeited share but not actually paid before the forfeiture.

35. When any share has been forfeited, notice of the forfeiture shall be served upon the person who was before forfeiture the holder of the share. No forfeiture shall be invalidated by any omission or neglect to give such Notice.

36. Any share so forfeited shall be deemed the property of the Company and may be sold, re-allotted or otherwise disposed of to such person, upon such terms and in such manner as the Board determines, and at any time before a sale, re-allotment or disposition the forfeiture may be annulled by the Board on such terms as the Board determines.

37. A person whose shares have been forfeited shall cease to be a Member in respect of the forfeited shares but nevertheless shall remain liable to pay the Company all moneys which, at the date of forfeiture, were presently payable by him to the Company in respect of the shares, with (if the Directors shall in their discretion so require) interest thereon from the date of forfeiture until payment at such rate (not exceeding twenty per cent. (20%) per annum) as the Board determines. The Board may enforce payment thereof if it thinks fit, and without any deduction or allowance for the value of the forfeited shares, at the date of forfeiture, but his liability shall cease if and when the Company shall have received payment in full of all such moneys in respect of the shares. For the purposes of this Article any sum which, by the terms of issue of a share, is payable thereon at a fixed time that is subsequent to the date of forfeiture, whether on account of the nominal value of the share or by way of premium, shall notwithstanding that time has not yet arrived be deemed to be payable at the date of forfeiture, and the same shall become due and payable immediately upon the forfeiture, but interest thereon shall only be payable in respect of any period between the said fixed time and the date of actual payment.

38. A declaration by a Director or the Secretary that a share has been forfeited on a specified date shall be conclusive evidence of the facts therein stated as against all persons claiming to be entitled to the share, and such declaration shall (subject to the execution of an instrument of transfer by the Company if necessary) constitute a good title to the share, and the person to whom the share is disposed of shall be registered as the holder of the share and shall not be bound to see to the application of the consideration (if any), nor shall his title to the share be affected by any irregularity in or invalidity of the proceedings in reference to the forfeiture, sale or disposal of the share. When any share shall have been forfeited, notice of the declaration shall be given to the Member in whose name it stood immediately prior to the forfeiture, and an entry of the forfeiture, with the date thereof, shall forthwith be made in the Register, but no forfeiture shall be in any manner invalidated by any omission or neglect to give such notice or make any such entry.

39. [DELETED]

40. The forfeiture of a share shall not prejudice the right of the Company to any call already made or installment payable thereon.

41. The provisions of these Articles as to forfeiture shall apply in the case of non-payment of any sum which, by the terms of issue of a share, becomes payable at a fixed time, whether on account of the nominal value of the share or by way of premium, as if the same had been payable by virtue of a call duly made and notified.

REGISTER OF MEMBERS

42. The Company shall keep in one or more books a Register of its Members and shall enter therein the following particulars, that is to say:

(a) the name and address of each Member, the number and class of shares held by him and the amount paid or agreed to be considered as paid on shares;

(b) the date on which each person was entered in the Register; and

(c) the date on which any person ceased to be a Member.

43. The Register shall be open to inspection for such times and on such days as the Board shall determine by Members without charge or by any other person, upon a maximum payment of $2.50 or such other sum specified by the Board, at the Office or head office or such other place at which the Register is kept in accordance with the Law. The Register may, after notice has been given by advertisement in an appointed newspaper or any other newspapers in accordance with the requirements of the Designated Stock Exchange or by any electronic means in such manner as may be accepted by the Designated Stock Exchange to that effect, be closed at such times or for such periods not exceeding in the whole thirty (30) days in each year as the Board may determine.

RECORD DATES

44. For the purpose of determining the Members entitled to notice of or to vote at any general meeting, or any adjournment thereof, or entitled to express consent to shareholder action in writing without a general meeting, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of shares or for the purpose of any other lawful action, the Board may fix, in advance, a date as the record date for any such determination of Members, which date shall not be more than ninety (90) days nor less than ten (10) days before the date of such general meeting, nor more than ninety (90) days prior to any other such action.

If the Board does not fix a record date for any general meeting, the record date for determining the Members entitled to a notice of or to vote at such meeting shall be at the close of business two (2) days prior to the day on which notice is given, or, if in accordance with these Articles notice is waived, at the close of business two (2) days prior to the day on which the general meeting is held. If any shareholder action without a general meeting is to be taken, the record date for determining the Members entitled to express consent to such shareholder action in writing, when no prior action by the Board is necessary, shall be the first date on which a signed written consent setting forth the action taken or proposed to be taken is delivered to the Company by delivery to its head office. The record date for determining the Members for any other purpose shall be at the close of business on the day on which the Board adopts the resolution relating thereto.

A determination of the Members of record entitled to notice of or to vote at a general meeting of the Members shall apply to any adjournment of the meeting; provided, however, that the Board may fix a new record date for the adjourned meeting.

TRANSFER OF SHARES

45. Subject to these Articles, any Member may transfer all or any of his shares by an instrument of transfer in the usual or common form or in a form prescribed by the Designated Stock Exchange or in any other form approved by the Board and may be under hand or, if the transferor or transferee is a clearing house or its nominee(s), by hand or by machine imprinted signature or by such other manner of execution as the Board may approve from time to time.

46. The instrument of transfer shall be executed by or on behalf of the transferor and the transferee provided that the Board may dispense with the execution of the instrument of transfer by the transferee in any case which it thinks fit in its discretion to do so. Without prejudice to the last preceding Article, the Board may also resolve, either generally or in any particular case, upon request by either the transferor or transferee, to accept mechanically executed transfers. The transferor shall be deemed to remain the holder of the share until the name of the transferee is entered in the Register in respect thereof. Nothing in these Articles shall preclude the Board from recognising a renunciation of the allotment or provisional allotment of any share by the allottee in favour of some other person.

47. The Board may decline to register a transfer of any share which is not paid up or on which the Company has a lien.

48. Without limiting the generality of the last preceding Article, the Board may decline to recognise any instrument of transfer unless:

(a) a fee of such maximum sum as the Designated Stock Exchange may determine to be payable or such lesser sum as the Board may from time to time require is paid to the Company in respect thereof;

(b) the instrument of transfer is in respect of only one class of share;

(c) the instrument of transfer is lodged at the Office or such other place at which the Register is kept in accordance with the Law accompanied by the relevant share certificate(s) and such other evidence as the Board may reasonably require to show the right of the transferor to make the transfer (and, if the instrument of transfer is executed by some other person on his behalf, the authority of that person so to do);

(d) in the case of transfer to joint holders, the number of joint holders to whom the share is to be transferred does not exceed four; and

(e) if applicable, the instrument of transfer is duly and properly stamped.

49. If the Board refuses to register a transfer of any share, it shall, within two months after the date on which the transfer was lodged with the Company, send to each of the transferor and transferee notice of the refusal.

50. The registration of transfers of shares or of any class of shares may, after notice has been given by advertisement in an appointed newspaper or any other newspapers or by any other means in accordance with the requirements of the Designated Stock Exchange to that effect be suspended at such times and for such periods (not exceeding in the whole thirty (30) days in any year) as the Board may determine.

TRANSMISSION OF SHARES

51. If a Member dies, the survivor or survivors where the deceased was a joint holder, and his legal personal representatives where he was a sole or only surviving holder, will be the only persons recognised by the Company as having any title to his interest in the shares; but nothing in this Article will release the estate of a deceased Member (whether sole or joint) from any liability in respect of any share which had been solely or jointly held by him.

52. Any person becoming entitled to a share in consequence of the death or bankruptcy or winding-up of a Member may, upon such evidence as to his title being produced as may be required by the Board, elect either to become the holder of the share or to have some person nominated by him registered as the transferee thereof. If he elects to become the holder he shall notify the Company in writing at the Office or head office to that effect. If he elects to have another person registered he shall execute a transfer of the share in favour of that person. The provisions of these Articles relating to the transfer and registration of transfers of shares shall apply to such notice or transfer as aforesaid as if the death or bankruptcy of the Member had not occurred and the notice or transfer were a transfer signed by such Member.

53. A person becoming entitled to a share by reason of the death or bankruptcy or winding-up of a Member shall be entitled to the same dividends and other advantages to which he would be entitled if he were the registered holder of the share. However, the Board may, if it thinks fit, withhold the payment of any dividend payable or other advantages in respect of such share until such person shall become the registered holder of the share or shall have effectually transferred such share, but, subject to the requirements of Article 73(2) being met, such a person may vote at meetings.

UNTRACEABLE MEMBERS

54. (1) Without prejudice to the rights of the Company under paragraph (2) of this Article, the Company may cease sending cheques for dividend entitlements or dividend warrants by post if such cheques or warrants have been left uncashed on two consecutive occasions. However, the Company may exercise the power to cease sending cheques for dividend entitlements or dividend warrants after the first occasion on which such a cheque or warrant is returned undelivered.

(2) The Company shall have the power to sell, in such manner as the Board thinks fit, any shares of a Member who is untraceable, but no such sale shall be made unless:

(a) all cheques or warrants in respect of dividends of the shares in question, being not less than three in total number, for any sum payable in cash to the holder of such shares in respect of them sent during the relevant period in the manner authorised by the Articles of the Company have remained uncashed;

(b) so far as it is aware at the end of the relevant period, the Company has not at any time during the relevant period received any indication of the existence of the Member who is the holder of such shares or of a person entitled to such shares by death, bankruptcy or operation of law; and

(c) the Company, if so required by the rules governing the listing of shares on the Designated Stock Exchange, has given notice to, and caused advertisement in newspapers to be made in accordance with the requirements of, the Designated Stock Exchange of its intention to sell such shares in the manner required by the Designated Stock Exchange, and a period of three months or such shorter period as may be allowed by the Designated Stock Exchange has elapsed since the date of such advertisement.

For the purpose of the foregoing, the “relevant period” means the period commencing twelve (12) years before the date of publication of the advertisement referred to in paragraph (c) of this Article and ending at the expiry of the period referred to in that paragraph.

(3) To give effect to any such sale the Board may authorise some person to transfer the said shares and an instrument of transfer signed or otherwise executed by or on behalf of such person shall be as effective as if it had been executed by the registered holder or the person entitled by transmission to such shares, and the purchaser shall not be bound to see to the application of the purchase money nor shall his title to the shares be affected by any irregularity or invalidity in the proceedings relating to the sale. The net proceeds of the sale will belong to the Company and upon receipt by the Company of such net proceeds it shall become indebted to the former Member for an amount equal to such net proceeds. No trust shall be created in respect of such debt and no interest shall be payable in respect of it and the Company shall not be required to account for any money earned from the net proceeds which may be employed in the business of the Company or as it thinks fit. Any sale under this Article shall be valid and effective notwithstanding that the Member holding the shares sold is dead, bankrupt or otherwise under any legal disability or incapacity.

GENERAL MEETINGS

55. An annual general meeting of the Company shall be held in each year other than the year of the Company’s incorporation at such time and place as may be determined by the Board.

56. Each general meeting, other than an annual general meeting, shall be called an extraordinary general meeting. General meetings may be held at such times and in any location in the world as may be determined by the Board.

57. A majority of the Board or the Chairman of the Board may call extraordinary general meetings, which extraordinary general meetings shall be held at such times and locations (as permitted hereby) as such person or persons shall determine. In addition, any one or more Members holding at the date of deposit of the requisition not less than 50% of the voting power represented by the issued shares of the Company shall at all times have the right, by written requisition to the Board or the Secretary of the Company, to require an extraordinary general meeting to be called by the Board for the transaction of any business specified in such requisition; and such meeting shall be held within two (2) months after the deposit of such requisition. If within twenty-one (21) days of such deposit the Board fails to proceed to convene such meeting the requisitionist(s) himself (themselves) may do so in the same manner, and all reasonable expenses incurred by the requisitionist(s) as a result of the failure of the Board shall be reimbursed to the requisitionist(s) by the Company.

NOTICE OF GENERAL MEETINGS

58. (1) A general meeting may be called by not less than ten (10) clear days’ Notice but may be called by shorter Notice, subject to the Law, if it is so agreed by a majority in number of the Members having the right to attend and vote at the general meeting, being a majority together holding not less than seventy-five per cent. (75%) in nominal value of the issued shares giving that right.

(2) The Notice shall specify the time and place of the general meeting and, in case of special business (as defined in Article 60), the general nature of the business. The Notice convening an annual general meeting shall specify the meeting as such. Notice of every general meeting shall be given to all Members (other than to such Members as, under the provisions of these Articles or the terms of issue of the shares they hold, are not entitled to receive such notices from the Company), to all persons entitled to a share in consequence of the death or bankruptcy or winding-up of a Member and to each of the Directors and the Auditor.

59. The accidental omission to give Notice of a general meeting or (in cases where instruments of proxy are sent out with the Notice) to send such instrument of proxy to, or the non-receipt of such Notice or such instrument of proxy by, any person entitled to receive such Notice shall not invalidate any resolution passed or the proceedings at that general meeting.

PROCEEDINGS AT GENERAL MEETINGS

60. (1) All business shall be deemed special that is transacted at an extraordinary general meeting, and also all business that is transacted at an annual general meeting, with the exception of:

(a) the declaration and sanctioning of dividends;

(b) consideration and adoption of the accounts and balance sheet and the reports of the Directors and Auditor and other documents required to be annexed to the balance sheet;

(c) the election of Directors;

(d) appointment of the Auditor (where special notice of the intention for such appointment is not required by the law) and other officers;

(e) the fixing of the remuneration of the Auditor, and the voting of remuneration or extra remuneration to the Directors;

(f) the granting of any mandate or authority to the Directors to offer, allot, grant options over or otherwise dispose of the unissued shares in the capital of the Company representing not more than 20 percent (20%) in nominal value of its existing issued share capital; and

(g) the granting of any mandate or authority to the Directors to repurchase securities of the Company.

(2) No business other than the appointment of a chairman of a meeting shall be transacted at any general meeting unless a quorum is present at the commencement of the business. At any general meeting of the Company, two (2) Members entitled to vote and present in person or by proxy or (in the case of a Member being a corporation) by its duly authorized representative representing not less than one-third of the voting power represented by the issued and paid up shares in the Company throughout the meeting shall form a quorum for all purposes.

61. If within thirty (30) minutes (or such longer time not exceeding one hour as the chairman of the meeting may determine to wait) after the time appointed for the meeting a quorum is not present, the meeting shall stand adjourned to the same day in the next week at the same time and place or to such time and place as the Board may determine. If at such adjourned meeting a quorum is not present within half an hour from the time appointed for holding the meeting, the Member or Members present in person or by proxy shall be a quorum and may transact the business for which the meeting was called.

62. The chairman of the Company shall preside as chairman at every general meeting. If at any general meeting the chairman is not present within fifteen (15) minutes after the time appointed for holding the general meeting, or is not willing to act as chairman, the Directors present shall choose one of their number to act, or if one Director only is present he shall preside as chairman if willing to act. If no Director is present, or if each of the Directors present declines to take the chair, or if the chairman chosen shall retire from the chair, the Members present in person or (in the case of a Member being a corporation) by its duly authorised representative or by proxy and entitled to vote shall elect one of their number to be chairman.

63. The chairman may adjourn the meeting from time to time and from place to place, but no business shall be transacted at any adjourned meeting other than the business which might lawfully have been transacted at the meeting had the adjournment not taken place. When a meeting is adjourned for fourteen (14) days or more, at least seven (7) clear days’ notice of the adjourned meeting shall be given specifying the time and place of the adjourned meeting but it shall not be necessary to specify in such notice the nature of the business to be transacted at the adjourned meeting and the general nature of the business to be transacted. Save as aforesaid, it shall be unnecessary to give notice of an adjournment.

64. If an amendment is proposed to any resolution under consideration but is in good faith ruled out of order by the chairman of the meeting, the proceedings on the substantive resolution shall not be invalidated by any error in such ruling. In the case of a resolution duly proposed as a special resolution, no amendment thereto (other than a mere clerical amendment to correct a patent error) may in any event be considered or voted upon.

VOTING

65. Subject to any special rights or restrictions as to voting for the time being attached to any shares by or in accordance with these Articles, at any general meeting every Member present in person or by proxy or, in the case of a Member being a corporation, by its duly authorised representative may vote for the fully paid shares of which he is the holder but so that no amount paid up or credited as paid up on a share in advance of calls or instalments is treated for the foregoing purposes as paid up on the share. A resolution put to the vote of a meeting shall be decided on a poll.

66. Subject to any rights or restrictions attached to any shares and as set out in these Articles, on a poll every Member shall have one vote for every share of which he is the holder.

67. The result of the poll shall be deemed to be the resolution of the meeting. The Company shall only be required to disclose the voting figures on a poll if such disclosure is required by the rules of the Designated Stock Exchange.

68. A poll on the election of a chairman, or on a question of adjournment, shall be taken forthwith. A poll on any other question shall be taken in such manner (including the use of ballot or voting papers or tickets) and either forthwith or at such time (being not later than thirty (30) days after the date of the demand) and place as the chairman directs. It shall not be necessary (unless the chairman otherwise directs) for notice to be given of a poll not taken immediately.

69. On a poll votes may be given either personally or by proxy.

70. A Member entitled to more than one vote on a poll need not use all his votes or cast all the votes he uses in the same way.

71. All questions submitted to a meeting shall be decided by a simple majority of votes except where a greater majority is required by these Articles or by the Law. In the case of an equality of votes, the chairman of such meeting shall be entitled to a second or casting vote in addition to any other vote he may have.

72. Where there are joint holders of any share any one of such joint holder may vote, either in person or by proxy, in respect of such share as if he were solely entitled thereto, but if more than one of such joint holders be present at any meeting the vote of the senior who tenders a vote, whether in person or by proxy, shall be accepted to the exclusion of the votes of the other joint holders, and for this purpose seniority shall be determined by the order in which the names stand in the Register in respect of the joint holding. Several executors or administrators of a deceased Member in whose name any share stands shall for the purposes of this Article be deemed joint holders thereof.

73. (1) A Member who is a patient for any purpose relating to mental health or in respect of whom an order has been made by any court having jurisdiction for the protection or management of the affairs of persons incapable of managing their own affairs may vote, by his receiver, committee, curator bonis or other person in the nature of a receiver, committee or curator bonis appointed by such court, and such receiver, committee, curator bonis or other person may vote on a poll by proxy, and may otherwise act and be treated as if he were the registered holder of such shares for the purposes of general meetings, provided that such evidence as the Board may require of the authority of the person claiming to vote shall have been deposited at the Office or head office, as appropriate, not less than forty-eight (48) hours before the time appointed for holding the general meeting, or adjourned meeting or poll, as the case may be.

(2) Any person entitled under Article 53 to be registered as the holder of any shares may vote at any general meeting in respect thereof in the same manner as if he were the registered holder of such shares, provided that forty-eight (48) hours at least before the time of the holding of the general meeting or adjourned meeting, as the case may be, at which he proposes to vote, he shall satisfy the Board of his entitlement to such shares, or the Board shall have previously admitted his right to vote at such general meeting in respect thereof.

74. No Member shall, unless the Board otherwise determines, be entitled to attend and vote and to be reckoned in a quorum at any general meeting unless he is duly registered and all calls or other sums presently payable by him in respect of shares in the Company have been paid.

75. If:

(a) any objection shall be raised to the qualification of any voter; or

(b) any votes have been counted which ought not to have been counted or which might have been rejected; or

(c) any votes are not counted which ought to have been counted;

the objection or error shall not vitiate the decision of the general meeting or adjourned general meeting on any resolution unless the same is raised or pointed out at the general meeting or, as the case may be, the adjourned general meeting at which the vote objected to is given or tendered or at which the error occurs. Any objection or error shall be referred to the chairman of the general meeting and shall only vitiate the decision of the general meeting on any resolution if the chairman decides that the same may have affected the decision of the general meeting. The decision of the chairman on such matters shall be final and conclusive.

PROXIES

76. Any Member entitled to attend and vote at a meeting of the Company shall be entitled to appoint another person as his proxy to attend and vote instead of him. A Member who is the holder of two or more shares may appoint more than one proxy to represent him and vote on his behalf at a general meeting of the Company or at a class meeting. A proxy need not be a Member. In addition, a proxy or proxies representing either a Member who is an individual or a Member which is a corporation shall be entitled to exercise the same powers on behalf of the Member which he or they represent as such Member could exercise.

77. The instrument appointing a proxy shall be in writing under the hand of the appointor or of his attorney duly authorised in writing or, if the appointor is a corporation, either under its seal or under the hand of an officer, attorney or other person authorised to sign the same. In the case of an instrument of proxy purporting to be signed on behalf of a corporation by an officer thereof it shall be assumed, unless the contrary appears, that such officer was duly authorised to sign such instrument of proxy on behalf of the corporation without further evidence of the facts.

78. The instrument appointing a proxy and (if required by the Board) the power of attorney or other authority (if any) under which it is signed, or a certified copy of such power or authority, shall be delivered to such place or one of such places (if any) as may be specified for that purpose in or by way of note to or in any document accompanying the notice convening the meeting (or, if no place is so specified at the Office or head office, as may be appropriate) not less than forty-eight (48) hours before the time appointed for holding the general meeting or adjourned meeting at which the person named in the instrument proposes to vote or, in the case of a poll taken subsequently to the date of a meeting or adjourned meeting, not less than twenty-four (24) hours before the time appointed for the taking of the poll and in default the instrument of proxy shall not be treated as valid. No instrument appointing a proxy shall be valid after the expiration of twelve (12) months from the date named in it as the date of its execution, except at an adjourned meeting or on a poll demanded at a meeting or an adjourned meeting in cases where the meeting was originally held within twelve (12) months from such date. Delivery of an instrument appointing a proxy shall not preclude a Member from attending and voting in person at the meeting convened and in such event, the instrument appointing a proxy shall be deemed to be revoked.

79. Instruments of proxy shall be in any common form or in such other form as the Board may approve (provided that this shall not preclude the use of the two-way form) and the Board may, if it thinks fit, send out with the notice of any general meeting forms of instrument of proxy for use at the meeting. The instrument of proxy shall be deemed to confer authority to demand or join in demanding a poll and to vote on any amendment of a resolution put to the meeting for which it is given as the proxy thinks fit. The instrument of proxy shall, unless the contrary is stated therein, be valid as well for any adjournment of the meeting as for the meeting to which it relates.

80. A vote given in accordance with the terms of an instrument of proxy shall be valid notwithstanding the previous death or insanity of the principal, or revocation of the instrument of proxy or of the authority under which it was executed, provided that no intimation in writing of such death, insanity or revocation shall have been received by the Company at the Office or the head office (or such other place as may be specified for the delivery of instruments of proxy in the notice convening the general meeting or other document sent therewith) two hours at least before the commencement of the general meeting or adjourned meeting, or the taking of the poll, at which the instrument of proxy is used.

81. Anything which under these Articles a Member may do by proxy he may likewise do by his duly appointed attorney and the provisions of these Articles relating to proxies and instruments appointing proxies shall apply mutatis mutandis in relation to any such attorney and the instrument under which such attorney is appointed.

CORPORATIONS ACTING BY REPRESENTATIVES

82. (1) Any corporation which is a Member may by resolution of its directors or other governing body authorise such person as it thinks fit to act as its representative at any meeting of the Company or at any meeting of any class of Members. The person so authorised shall be entitled to exercise the same powers on behalf of such corporation as the corporation could exercise if it were an individual Member and such corporation shall for the purposes of these Articles be deemed to be present in person at any such meeting if a person so authorized is present thereat.

(2) If a clearing house or depositary (or its nominee(s)), being a corporation, is a Member, it may authorise such persons as it thinks fit to act as its representatives at any meeting of the Company or at any meeting of any class of Members provided that the authorisation shall specify the number and class of shares in respect of which each such representative is so authorised. Each person so authorised under the provisions of this Article shall be deemed to have been duly authorised without further evidence of the facts and be entitled to exercise the same rights and powers on behalf of the clearing house or depositary (or its nominee(s)) as if such person was the registered holder of the shares of the Company held by the clearing house (or its nominee(s)).

(3) Any reference in these Articles to a duly authorised representative of a Member being a corporation shall mean a representative authorised under the provisions of this Article.

ACTION BY WRITTEN RESOLUTIONS OF MEMBERS

83. A resolution in writing (in one or more counterparts), including a special resolution, signed by all Members for the time being entitled to receive notice of and to attend and vote at general meetings (or being corporations by their duly appointed representatives) shall be as valid and effective as if the same had been passed at a general meeting of the Company duly convened and held. Any such resolution shall be deemed to have been passed at a meeting held on the date on which it was signed by the last Member to sign.

BOARD OF DIRECTORS

84. (1) Unless otherwise determined by the Directors subject to Article 93A hereof, the number of Directors shall not be less than one (1) or greater than fifteen (15). The Directors shall be elected or appointed in the first place by the subscriber to the Memorandum of Association and thereafter in accordance with Article 85 and shall hold office until their successors are elected or appointed. The Board shall be divided into different classes, Class 1 Directors, Class 2 Directors and Class 3 Directors, which shall be designated by the Board at its sole discretion.

(2) Subject to the Articles and the Law, the Company may by ordinary resolution elect any person to be a Director either to fill a casual vacancy or as an addition to the existing Board.

(3) The Directors shall have the power from time to time and at any time to appoint any person as a Director to fill a casual vacancy on the Board or as an addition to the existing Board. Any Director so appointed by the Board shall hold office only until the next following annual general meeting of the Company and shall then be eligible for re-election.

(4) No Director shall be required to hold any shares of the Company by way of qualification and a Director who is not a Member shall be entitled to receive notice of and to attend at any general meeting of the Company and of all classes of shares of the Company.

(5) Subject to any provision to the contrary in these Articles, a Director may be removed by way of ordinary resolution of the Members at any time before the expiration of his period of office notwithstanding any agreement between the Company and such Director (but without prejudice to any claim for damages under any such agreement).

(6) A vacancy on the Board created by the removal of a Director under the provisions of subparagraph (5) above may be filled by the election or appointment by ordinary resolution of the Members at the general meeting at which such Director is removed or by the affirmative vote of a simple majority of the remaining Directors present and voting at a Board meeting.

(7) Any Director may in writing appoint another person to be his alternate to act in his place at any meeting of the Directors at which he is unable to be present. Every such alternate shall be entitled to notice of meetings of the Directors and to attend and vote thereat as a Director when the person appointing him is not personally present and where he is a Director to have a separate vote on behalf of the Director he is representing in addition to his own vote. A Director may at any time in writing revoke the appointment of an alternate appointed by him. Such alternate shall not be an officer of the Company and shall be deemed to be the agent of the Director appointing him.

(8) Any Director may appoint any person, whether or not a Director, to be the proxy of that Director to attend and vote on his behalf, in accordance with instructions given by that Director, or in the absence of such instructions at the discretion of the proxy, at a meeting or meetings of the Directors which that Director is unable to attend personally. The instrument appointing the proxy shall be in writing under the hand of the appointing Director and shall be in any usual or common form or such other form as the Directors may approve, and must be lodged with the chairman of the meeting of the Directors at which such proxy is to be used, or first used, prior to the commencement of the meeting.

RETIREMENT OF DIRECTORS

85. (1) At the first annual general meeting after listing on the Designated Stock Exchange, all Class 1 Directors shall retire from office and be eligible for re-election. At the second annual general meeting after listing on the Designated Stock Exchange, all Class 2 Directors shall retire from office and be eligible for re-election. At the third annual general meeting after listing on the Designated Stock Exchange, all Class 3 Directors shall retire from office and be eligible for re-election. Notwithstanding any other provisions in the Articles, at each subsequent annual general meeting one-third of the Directors for the time being (or, if their number is not a multiple of three (3), the number nearest to but not more than one-third) shall retire from office by rotation provided that every Director shall be subject to retirement at least once every three years.

(2) A retiring Director shall be eligible for re-election and shall continue to act as a Director throughout the meeting at which he retires. The Directors to retire by rotation shall include (so far as necessary to ascertain the number of directors to retire by rotation) any Director who wishes to retire and not to offer himself for re-election. Any further Directors so to retire shall be those of the other Directors subject to retirement by rotation who have been longest in office since their last re-election or appointment and so that as between persons who became or were last re-elected Directors on the same day those to retire shall (unless they otherwise agree among themselves) be determined by lot. Any Director appointed pursuant to Article 84(2) or Article 84(3) shall not be taken into account in determining which particular Directors or the number of Directors who are to retire by rotation.

86. No person other than a Director retiring at the annual general meeting shall, unless recommended by the Directors for election, be eligible for election as a Director at any general meeting unless a Notice signed by a Member (other than the person to be proposed) duly qualified to attend and vote at the general meeting for which such notice is given of his intention to propose such person for election and also a Notice signed by the person to be proposed of his willingness to be elected shall have been lodged at the head office or at the Office provided that the minimum length of the period, during which such Notice(s) are given, shall be at least seven (7) days and that the period for lodgment of such Notice(s) shall commence no earlier than the day after the dispatch of the notice of the general meeting appointed for such election and end no later than seven (7) days prior to the date of such general meeting.

DISQUALIFICATION OF DIRECTORS

87. The office of a Director shall be vacated if the Director:

(1) resigns his office by notice in writing delivered to the Company at the Office or tendered at a meeting of the Board;

(2) becomes of unsound mind or dies;

(3) without special leave of absence from the Board, is absent from meetings of the Board for six consecutive months and the Board resolves that his office be vacated; or

(4) becomes bankrupt or has a receiving order made against him or suspends payment or compounds with his creditors;

(5) is prohibited by law from being a Director; or

(6) ceases to be a Director by virtue of any provision of the Statutes or is removed from office pursuant to these Articles.

EXECUTIVE DIRECTORS

88. The Board may from time to time appoint any one or more of its body to be a managing director, joint managing director or deputy managing director or to hold any other employment or executive office with the Company for such period (subject to their continuance as Directors) and upon such terms as the Board may determine and the Board may revoke or terminate any of such appointments. Any such revocation or termination as aforesaid shall be without prejudice to any claim for damages that such Director may have against the Company or the Company may have against such Director. A Director appointed to an office under this Article shall be subject to the same provisions as to removal as the other Directors of the Company, and he shall (subject to the provisions of any contract between him and the Company) ipso facto and immediately cease to hold such office if he shall cease to hold the office of Director for any cause.

89. Notwithstanding Articles 90, 91 and 92, an executive director appointed to an office under Article 88 hereof shall receive such remuneration (whether by way of salary, commission, participation in profits or otherwise or by all or any of those modes) and such other benefits (including pension and/or gratuity and/or other benefits on retirement) and allowances as the Board may from time to time determine, and either in addition to or in lieu of his remuneration as a Director.

DIRECTORS’ FEES AND EXPENSES

90. The Directors shall receive such remuneration as the Board may from time to time determine. Each Director shall be entitled to be repaid or prepaid all traveling, hotel and incidental expenses reasonably incurred or expected to be incurred by him in attending meetings of the Board or committees of the Board or general meetings or separate meetings of any class of shares or of debenture of the Company or otherwise in connection with the discharge of his duties as a Director in accordance with the written policies of the Company. The ordinary remuneration of the Directors shall from time to time be determined by the Board or designated committee thereof and shall (unless otherwise directed by the resolution by which it is voted) be divided amongst the Board in such proportions and in such manner as the Board may agree or, failing agreement, equally, except that any Director who shall hold office for part only of the period in respect of which such remuneration is payable shall be entitled only to rank in such division for a proportion of remuneration related to the period during which he has held office. Such remuneration shall be deemed to accrue from day to day.

91. Each Director shall be entitled to be repaid or prepaid all travelling, hotel and incidental expenses reasonably incurred or expected to be incurred by him in attending meetings of the Board or committees of the Board or general meetings or separate meetings of any class of shares or of debentures of the Company or otherwise in connection with the discharge of his duties as a Director in accordance with the written policies of the Company.

92. Any Director who, by request, goes or resides abroad for any purpose of the Company or who performs services which in the opinion of the Board go beyond the ordinary duties of a Director may be paid such extra remuneration (whether by way of salary, commission, participation in profits or otherwise) as the Board may determine and such extra remuneration shall be in addition to or in substitution for any ordinary remuneration provided for by or pursuant to any other Article.

DIRECTORS’ INTERESTS

93A. A Director may:

(a) hold any other office or place of profit with the Company (except that of Auditor) in conjunction with his office of Director for such period and upon such terms as the Board may determine. Any remuneration (whether by way of salary, commission, participation in profits or otherwise) paid to any Director in respect of any such other office or place of profit shall be in addition to any remuneration provided for by or pursuant to any other Article;

(b) act by himself or his firm in a professional capacity for the Company (otherwise than as Auditor) and he or his firm may be remunerated for professional services as if he were not a Director;

(c) continue to be or become a director, managing director, joint managing director, deputy managing director, executive director, manager or other officer or member of any other company promoted by the Company or in which the Company may be interested as a vendor, shareholder or otherwise and (unless otherwise agreed) no such Director shall be accountable for any remuneration, profits or other benefits received by him as a director, managing director, joint managing director, deputy managing director, executive director, manager or other officer or member of or from his interests in any such other company. Subject as otherwise provided by these Articles the Directors may exercise or cause to be exercised the voting powers conferred by the shares in any other company held or owned by the Company, or exercisable by them as Directors of such other company in such manner in all respects as they think fit (including the exercise thereof in favour of any resolution appointing themselves or any of them directors, managing directors, joint managing directors, deputy managing directors, executive directors, managers or other officers of such company) or voting or providing for the payment of remuneration to the director, managing director, joint managing director, deputy managing director, executive director, manager or other officers of such other company and any Director may vote in favour of the exercise of such voting rights in manner aforesaid notwithstanding that he may be, or about to be, appointed a director, managing director, joint managing director, deputy managing director, executive director, manager or other officer of such a company, and that as such he is or may become interested in the exercise of such voting rights in manner aforesaid.

Notwithstanding the foregoing, no “Independent Director” as defined under Rule 4200 of the Nasdaq Manual (the “Nasdaq Manual”) or in Rule 10A-3 under the Exchange Act, and with respect of whom the Board has determined constitutes an “Independent Director” for purposes of compliance with applicable law or the Company’s listing requirements, shall without the consent of the Audit Committee take any of the foregoing actions or any other action that would reasonably be likely to affect such Director’s status as an “Independent Director” of the Company.

93B.

(a) Subject to applicable law, CDC Corporation will not have a duty to refrain from engaging directly or indirectly in the same or similar business activities or lines of business as the Company, and neither CDC Corporation nor any of its officers or directors will be liable to the Company or the Company’s shareholders for breach of any duty by reason of any such activities.

(b) If CDC Corporation acquires knowledge of a potential transaction or matter that may be a corporate opportunity for CDC Corporation and the Company, CDC Corporation will have no duty to communicate or offer such corporate opportunity to the Company and will not be liable to the Company or the Company’s shareholders for breach of any duty as the Company’s shareholder if CDC Corporation pursues or acquires such corporate opportunity for itself, directs such corporate opportunity to another person or entity, or does not communicate information about, or offer, such corporate opportunity to the Company.

94. Subject to the Law and to these Articles, no Director or proposed or intending Director shall be disqualified by his office from contracting with the Company, either with regard to his tenure of any office or place of profit or as vendor, purchaser or in any other manner whatever, nor shall any such contract or any other contract or arrangement in which any Director is in any way interested be liable to be avoided, nor shall any Director so contracting or being so interested be liable to account to the Company or the Members for any remuneration, profit or other benefits realised by any such contract or arrangement by reason of such Director holding that office or of the fiduciary relationship thereby established provided that such Director shall disclose the nature of his interest in any contract or arrangement in which he is interested in accordance with Article 98 herein. Any such transaction that would reasonably be likely to require disclosure pursuant to Item 404 of Regulation S-K under the US Securities Act of 1933, as amended shall require the approval of the Audit Committee.

95. A Director who to his knowledge is in any way, whether directly or indirectly, interested in a contract or arrangement or proposed contract or arrangement with the Company shall declare the nature of his interest at the meeting of the Board at which the question of entering into the contract or arrangement is first considered, if he knows his interest then exists, or in any other case at the first meeting of the Board after he knows that he is or has become so interested. For the purposes of this Article, a general Notice to the Board by a Director to the effect that:

(a) he is a member or officer of a specified company or firm and is to be regarded as interested in any contract or arrangement which may after the date of the Notice be made with that company or firm; or

(b) he is to be regarded as interested in any contract or arrangement which may after the date of the Notice be made with a specified person who is connected with him;

shall be deemed to be a sufficient declaration of interest under this Article in relation to any such contract or arrangement, provided that no such Notice shall be effective unless either it is given at a meeting of the Board or the Director takes reasonable steps to secure that it is brought up and read at the next Board meeting after it is given.

96. Following a declaration being made pursuant to the last preceding two Articles, subject to any separate requirement for Audit Committee approval under applicable law or the listing rules of the Company’s Designated Stock Exchange, and unless disqualified by the chairman of the relevant Board meeting, a Director may vote in respect of any contract or proposed contract or arrangement in which such Director is interested and may be counted in the quorum at such meeting.

GENERAL POWERS OF THE DIRECTORS

97. (1) The business of the Company shall be managed and conducted by the Board, which may pay all expenses incurred in incorporating and registering the Company and may exercise all powers of the Company (whether relating to the management of the business of the Company or otherwise) which are not by the Statutes or by these Articles required to be exercised by the Company in general meeting, subject nevertheless to the provisions of the Statutes and of these Articles and to such regulations being not inconsistent with such provisions, as may be prescribed by the Company in general meeting, but no regulations made by the Company in general meeting shall invalidate any prior act of the Board which would have been valid if such regulations had not been made. The general powers given by this Article shall not be limited or restricted by any special authority or power given to the Board by any other Article.

(2) Any person contracting or dealing with the Company in the ordinary course of business shall be entitled to rely on any written or oral contract or agreement or deed, document or instrument entered into or executed as the case may be by any Director acting on behalf of the Company and the same shall be deemed to be validly entered into or executed by the Company as the case may be and shall, subject to any rule of law, be binding on the Company.

(3) Without prejudice to the general powers conferred by these Articles it is hereby expressly declared that the Board shall have the following powers:

(a) To give to any person the right or option of requiring at a future date that an allotment shall be made to him of any share at par or at such premium as may be agreed.

(b) To give to any Directors, officers or employees of the Company an interest in any particular business or transaction or participation in the profits thereof or in the general profits of the Company either in addition to or in substitution for a salary or other remuneration.

98. The Board may establish any regional or local boards or agencies for managing any of the affairs of the Company in any place, and may appoint any persons to be members of such local boards, or any managers or agents, and may fix their remuneration (either by way of salary or by commission or by conferring the right to participation in the profits of the Company or by a combination of two or more of these modes) and pay the working expenses of any staff employed by them upon the business of the Company. The Board may delegate to any regional or local board, manager or agent any of the powers, authorities and discretions vested in or exercisable by the Board (other than its powers to make calls and forfeit shares), with power to sub-delegate, and may authorise the members of any of them to fill any vacancies therein and to act notwithstanding vacancies. Any such appointment or delegation may be made upon such terms and subject to such conditions as the Board may think fit, and the Board may remove any person appointed as aforesaid, and may revoke or vary such delegation, but no person dealing in good faith and without notice of any such revocation or variation shall be affected thereby.

99. The Board may by power of attorney appoint any company, firm or person or any fluctuating body of persons, whether nominated directly or indirectly by the Board, to be the attorney or attorneys of the Company for such purposes and with such powers, authorities and discretions (not exceeding those vested in or exercisable by the Board under these Articles) and for such period and subject to such conditions as it may think fit, and any such power of attorney may contain such provisions for the protection and convenience of persons dealing with any such attorney as the Board may think fit, and may also authorise any such attorney to sub-delegate all or any of the powers, authorities and discretions vested in him. Such attorney or attorneys may, if so authorized under the Seal of the Company, execute any deed or instrument under their personal seal with the same effect as the affixation of the Company’s Seal.

100. The Board may entrust to and confer upon a managing director, joint managing director, deputy managing director, an executive director or any Director any of the powers exercisable by it upon such terms and conditions and with such restrictions as it thinks fit, and either collaterally with, or to the exclusion of, its own powers, and may from time to time revoke or vary all or any of such powers but no person dealing in good faith and without notice of such revocation or variation shall be affected thereby.

101. All cheques, promissory notes, drafts, bills of exchange and other instruments, whether negotiable or transferable or not, and all receipts for moneys paid to the Company shall be signed, drawn, accepted, endorsed or otherwise executed, as the case may be, in such manner as the Board shall from time to time by resolution determine. The Company’s banking accounts shall be kept with such banker or bankers as the Board shall from time to time determine.

102. (1) The Board may establish or concur or join with other companies (being subsidiary companies of the Company or companies with which it is associated in business) in establishing and making contributions out of the Company’s moneys to any schemes or funds for providing pensions, sickness or compassionate allowances, life assurance or other benefits for employees (which expression as used in this and the following paragraph shall include any Director or ex-Director who may hold or have held any executive office or any office of profit under the Company or any of its subsidiary companies) and ex-employees of the Company and their dependants or any class or classes of such person.

(2) The Board may pay, enter into agreements to pay or make grants of revocable or irrevocable pensions or other benefits to employees and ex-employees and their dependants, or to any of such persons, including pensions or benefits additional to those, if any, to which such employees or ex-employees or their dependants are or may become entitled under any such scheme or fund as mentioned in the last preceding paragraph. Any such pension or benefit may, as the Board considers desirable, be granted to an employee either before and in anticipation of or upon or at any time after his actual retirement, and may be subject or not subject to any terms or conditions as the Board may determine.

BORROWING POWERS

103. The Board may exercise all the powers of the Company to raise or borrow money and to mortgage or charge all or any part of the undertaking, property and assets (present and future) and uncalled capital of the Company and, subject to the Law, to issue debentures, bonds and other securities, whether outright or as collateral security for any debt, liability or obligation of the Company or of any third party.

104. Debentures, bonds and other securities may be made assignable free from any equities between the Company and the person to whom the same may be issued.

105. Any debentures, bonds or other securities may be issued at a discount (other than shares), premium or otherwise and with any special privileges as to redemption, surrender, drawings, allotment of shares, attending and voting at general meetings of the Company, appointment of Directors and otherwise.

106. (1) Where any uncalled capital of the Company is charged, all persons taking any subsequent charge thereon shall take the same subject to such prior charge, and shall not be entitled, by notice to the Members or otherwise, to obtain priority over such prior charge.

(2) The Board shall cause a proper register to be kept, in accordance with the provisions of the Law, of all charges specifically affecting the property of the Company and of any series of debentures issued by the Company and shall duly comply with the requirements of the Law in regard to the registration of charges and debentures therein specified and otherwise.

PROCEEDINGS OF THE DIRECTORS

107. The Board may meet for the despatch of business, adjourn and otherwise regulate its meetings as it considers appropriate. Questions arising at any meeting shall be determined by a majority of votes. In the case of any equality of votes the chairman of the meeting shall have an additional or casting vote.

108. A meeting of the Board may be convened by the Secretary on request of a Director or by any Director. The Secretary shall convene a meeting of the Board of which notice may be given in writing or by telephone or in such other manner as the Board may from time to time determine whenever he shall be required so to do by the president or chairman, as the case may be, or any Director.

109. (1) The quorum necessary for the transaction of the business of the Board shall be not less than two (2) and may be fixed by the Board. Unless the Board fixes the quorum at any other number, the quorum shall be two (2). An alternate Director shall be counted in a quorum in the case of the absence of a Director for whom he is the alternate provided that he shall not be counted more than once for the purpose of determining whether or not a quorum is present.

(2) Directors may participate in any meeting of the Board by means of a conference telephone or other communications equipment through which all persons participating in the meeting can communicate with each other simultaneously and instantaneously and, for the purpose of counting a quorum, such participation shall constitute presence at a meeting as if those participating were present in person.

(3) Any Director who ceases to be a Director at a Board meeting may continue to be present and to act as a Director and be counted in the quorum until the termination of such Board meeting if no other Director objects and if otherwise a quorum of Directors would not be present.

110. The continuing Directors or a sole continuing Director may act notwithstanding any vacancy in the Board but, if and so long as the number of Directors is reduced below the minimum number fixed by or in accordance with these Articles, the continuing Directors or Director, notwithstanding that the number of Directors is below the number fixed by or in accordance with these Articles as the quorum or that there is only one continuing Director, may act for the purpose of filling vacancies in the Board or of summoning general meetings of the Company but not for any other purpose.

111. The Chairman of the Board shall be the chairman of all meetings of the Board. If the Chairman of the Board is not present at any meeting within five (5) minutes after the time appointed for holding the same, the Directors present may choose one of their number to be chairman of the meeting.

112. A meeting of the Board at which a quorum is present shall be competent to exercise all the powers, authorities and discretions for the time being vested in or exercisable by the Board.

113. (1) The Board may delegate any of its powers, authorities and discretions to committees (including, without limitation, the Audit Committee), consisting of such Director or Directors and other persons as it thinks fit, and they may, from time to time, revoke such delegation or revoke the appointment of and discharge any such committees either wholly or in part, and either as to persons or purposes. Any committee so formed shall, in the exercise of the powers, authorities and discretions so delegated, conform to any regulations which may be imposed on it by the Board.

(2) All acts done by any such committee in conformity with such regulations, and in fulfilment of the purposes for which it was appointed, but not otherwise, shall have like force and effect as if done by the Board, and the Board (or if the Board delegates such power, the committee) shall have power to remunerate the members of any such committee, and charge such remuneration to the current expenses of the Company.

114. The meetings and proceedings of any committee consisting of two or more members shall be governed by the provisions contained in these Articles for regulating the meetings and proceedings of the Board so far as the same are applicable and are not superseded by any regulations imposed by the Board under the last preceding Article, indicating, without limitation, any committee charter adopted by the Board for purposes or in respect of any such committee.

115. A resolution in writing signed by all the Directors except such as are temporarily unable to act through ill-health or disability shall (provided that such number is sufficient to constitute a quorum and further provided that a copy of such resolution has been given or the contents thereof communicated to all the Directors for the time being entitled to receive notices of Board meetings in the same manner as notices of meetings are required to be given by these Articles) be as valid and effectual as if a resolution had been passed at a meeting of the Board duly convened and held. Such resolution may be contained in one document or in several documents in like form each signed by one or more of the Directors and for this purpose a facsimile signature of a Director shall be treated as valid.

116. All acts bona fide done by the Board or by any committee or by any person acting as a Director or members of a committee, shall, notwithstanding that it is afterwards discovered that there was some defect in the appointment of any member of the Board or such committee or person acting as aforesaid or that they or any of them were disqualified or had vacated office, be as valid as if every such person had been duly appointed and was qualified and had continued to be a Director or member of such committee.

AUDIT COMMITTEE

117. Without prejudice to the freedom of the Directors to establish any other committees, for so long as the shares of the Company (or depositary receipts therefor) are listed or quoted on the Designated Stock Exchange, the Board shall establish and maintain an Audit Committee as a committee of the Board, the composition and responsibilities of which shall comply with the rules and regulations of the SEC and set forth in the Nasdaq Manual.

118. (1) The Board shall adopt a formal written audit committee charter and review and assess the adequacy of the formal written charter on an annual basis.

(2) The Audit Committee shall meet at least once every financial quarter, or more frequently as circumstances dictate.

119. For so long as the shares of the Company (or depositary receipts therefor) are listed or quoted on the Designated Stock Exchange, the Company shall conduct an appropriate review of all related party transactions on an ongoing basis and shall utilize the Audit Committee for the review and approval of potential conflicts of interest. Specially, the Audit Committee shall approve any transaction or transactions between the Company and any of the following parties: (i) any shareholder owning an interest in the voting power of the Company or any subsidiary of the Company that gives such shareholder significant influence over the Company or any subsidiary of the Company, (ii) any director or executive officer of the Company or any subsidiary of the Company and any relative of such director or executive officer, (iii) any person in which a substantial interest in the voting power of the Company is owned, directly or indirectly, by any person described in (i) or (ii) or over which such a person is able to exercise significant influence, and (iv) any affiliate (other than a subsidiary) of the Company.

OFFICERS

120. (1) The officers of the Company shall consist of the Chairman of the Board, the Directors and Secretary and such additional officers (who may or may not be Directors) as the Board may from time to time determine, all of whom shall be deemed to be officers for the purposes of the Law and these Articles.

(2) The Directors shall, as soon as may be after each appointment or election of Directors, elect amongst the Directors a Chairman and if more than one Director is proposed for this office, the election to such office shall take place in such manner as the Directors may determine.

(3) The officers shall receive such remuneration as the Directors may from time to time determine.

121. (1) The Secretary and additional officers, if any, shall be appointed by the Board subject to Article 120 and shall hold office on such terms and for such period as the Board may determine. If thought fit, two or more persons may be appointed as joint Secretaries. The Board may also appoint from time to time on such terms as it thinks fit one or more assistant or deputy Secretaries.

(2) The Secretary shall attend all meetings of the Members and shall keep correct minutes of such meetings and enter the same in the proper books provided for the purpose. He shall perform such other duties as are prescribed by the Law or these Articles or as may be prescribed by the Board.

122. The officers of the Company shall have such powers and perform such duties in the management, business and affairs of the Company as may be delegated to them by the Directors from time to time.

REGISTER OF DIRECTORS AND OFFICERS

123. The Company shall cause to be kept in one or more books at its Office a Register of Directors and Officers in which there shall be entered the full names and addresses of the Directors and Officers and such other particulars as required by the Law or as the Directors may determine. The Company shall send to the Registrar of Companies in the Cayman Islands a copy of such register, and shall from time to time notify to the said Registrar of any change that takes place in relation to such Directors and Officers as required by the Law.

MINUTES

124. (1) The Board shall cause minutes to be duly entered in the company minute book:

(a) of all elections and appointments of officers;

(b) of the names of the Directors present at each meeting of the Directors and of any committee of the Directors;

(c) of all resolutions and proceedings of each general meeting of the Members, meetings of the Board and meetings of committees of the Board and where there are managers, of all proceedings of meetings of the managers; and

(2) Minutes shall be kept by the Secretary at the Office.

SEAL

125. (1) The Company shall have one or more Seals, as the Board may determine. For the purpose of sealing documents creating or evidencing securities issued by the Company, the Company may have a securities seal which is a facsimile of the Seal of the Company with the addition of the word “Securities” on its face or in such other form as the Board may approve. The Board shall provide for the custody of each Seal and no Seal shall be used without the authority of the Board or of a committee of the Board authorised by the Board in that behalf. Subject as otherwise provided in these Articles, any instrument to which a Seal is affixed shall be signed autographically by one Director and the Secretary or by two Directors or by such other person (including a Director) or persons as the Board may appoint, either generally or in any particular case, save that as regards any certificates for shares or debentures or other securities of the Company the Board may by resolution determine that such signatures or either of them shall be dispensed with or affixed by some method or system of mechanical signature. Every instrument executed in manner provided by this Article shall be deemed to be sealed and executed with the authority of the Board previously given.

(2) Where the Company has a Seal for use abroad, the Board may by writing under the Seal appoint any agent or committee abroad to be the duly authorized agent of the Company for the purpose of affixing and using such Seal and the Board may impose restrictions on the use thereof as may be thought fit. Wherever in these Articles reference is made to the Seal, the reference shall, when and so far as may be applicable, be deemed to include any such other Seal as aforesaid.

AUTHENTICATION OF DOCUMENTS

126. Any Director or the Secretary or any person appointed by the Board for the purpose may authenticate any documents affecting the constitution of the Company and any resolution passed by the Company or the Board or any committee, and any books, records, documents and accounts relating to the business of the Company, and to certify copies thereof or extracts therefrom as true copies or extracts, and if any books, records, documents or accounts are elsewhere than at the Office or the head office the local manager or other officer of the Company having the custody thereof shall be deemed to be a person so appointed by the Board. A document purporting to be a copy of a resolution, or an extract from the minutes of a meeting, of the Company or of the Board or any committee which is so certified shall be conclusive evidence in favour of all persons dealing with the Company upon the faith thereof that such resolution has been duly passed or, as the case may be, that such minutes or extract is a true and accurate record of proceedings at a duly constituted meeting.

DESTRUCTION OF DOCUMENTS

127. (1) The Company shall be entitled to destroy the following documents at the following times:

(a) any share certificate which has been cancelled at any time from the date of such cancellation;

(b) any instrument of transfer of shares which has been registered at any time after the expiry of seven (7) years from the date of registration;

(c) any allotment letters after the expiry of seven (7) years from the date of issue thereof; and

(d) copies of powers of attorney, grants of probate and letters of administration at any time after the expiry of seven (7) years after the account to which the relevant power of attorney, grant of probate letters of administration related has been closed;

and it shall conclusively be presumed in favour of the Company that every entry in the Register purporting to be made on the basis of any such documents so destroyed was duly and properly made and every share certificate so destroyed was a valid certificate duly and properly cancelled and that every instrument of transfer so destroyed was a valid and effective instrument duly and properly registered and that every other document destroyed hereunder was a valid and effective document in accordance with the recorded particulars thereof in the books or records of the Company. Provided always that: (1) the foregoing provisions of this Article shall apply only to the destruction of a document in good faith and without express notice to the Company that the preservation of such document was relevant to a claim; (2) nothing contained in this Article shall be construed as imposing upon the Company any liability in respect of the destruction of any such document earlier than as aforesaid or in any case where the conditions of proviso (1) above are not fulfilled; and (3) references in this Article to the destruction of any document include references to its disposal in any manner.

(2) Notwithstanding any provision contained in these Articles, the Directors may, if permitted by applicable law, authorise the destruction of documents set out in sub-paragraphs (a) to (d) of paragraph (1) of this Article and any other documents in relation to share registration which have been microfilmed or electronically stored by the Company or by the share registrar on its behalf provided always that this Article shall apply only to the destruction of a document in good faith and without express notice to the Company and its share registrar that the preservation of such document was relevant to a claim.

DIVIDENDS AND OTHER PAYMENTS

128. Subject to the Law, the Company in general meeting or the Board may from time to time declare dividends in any currency to be paid to the Members but no dividend shall be declared in excess of the amount recommended by the Board.

129. Dividends may be declared and paid out of the profits of the Company, realised or unrealised, or from any reserve set aside from profits which the Directors determine is no longer needed. The Board may also declare and pay dividends out of share premium account or any other fund or account which can be authorised for this purpose in accordance with the Law.

130. Except in so far as the rights attaching to, or the terms of issue of, any share otherwise provide:

(a) all dividends shall be declared and paid according to the amounts paid up on the shares in respect of which the dividend is paid, but no amount paid up on a share in advance of calls shall be treated for the purposes of this Article as paid up on the share; and

(b) all dividends shall be apportioned and paid pro rata according to the amounts paid up on the shares during any portion or portions of the period in respect of which the dividend is paid.

131. The Board may from time to time pay to the Members such interim dividends as appear to the Board to be justified by the profits of the Company and in particular (but without prejudice to the generality of the foregoing) if at any time the share capital of the Company is divided into different classes, the Board may pay such interim dividends in respect of those shares in the capital of the Company which confer on the holders thereof deferred or non-preferential rights as well as in respect of those shares which confer on the holders thereof preferential rights with regard to dividend and provided that the Board acts bona fide the Board shall not incur any responsibility to the holders of shares conferring any preference for any damage that they may suffer by reason of the payment of an interim dividend on any shares having deferred or non-preferential rights and may also pay any fixed dividend which is payable on any shares of the Company half-yearly or on any other dates, whenever such profits, in the opinion of the Board, justifies such payment.

132. The Board may deduct from any dividend or other moneys payable to a Member by the Company on or in respect of any shares all sums of money (if any) presently payable by him to the Company on account of calls or otherwise.

133. No dividend or other moneys payable by the Company on or in respect of any share shall bear interest against the Company.

134. Any dividend, interest or other sum payable in cash to the holder of shares may be paid by cheque or warrant sent through the post addressed to the holder at his registered address or, in the case of joint holders, addressed to the holder whose name stands first in the Register in respect of the shares at his address as appearing in the Register or addressed to such person and at such address as the holder or joint holders may in writing direct. Every such cheque or warrant shall, unless the holder or joint holders otherwise direct, be made payable to the order of the holder or, in the case of joint holders, to the order of the holder whose name stands first on the Register in respect of such shares, and shall be sent at his or their risk and payment of the cheque or warrant by the bank on which it is drawn shall constitute a good discharge to the Company notwithstanding that it may subsequently appear that the same has been stolen or that any endorsement thereon has been forged. Any one of two or more joint holders may give effectual receipts for any dividends or other moneys payable or property distributable in respect of the shares held by such joint holders.

135. All dividends or bonuses unclaimed for one (1) year after having been declared may be invested or otherwise made use of by the Board for the benefit of the Company until claimed. Any dividend or bonuses unclaimed after a period of six (6) years from the date of declaration shall be forfeited and shall revert to the Company. The payment by the Board of any unclaimed dividend or other sums payable on or in respect of a share into a separate account shall not constitute the Company a trustee in respect thereof.

136. Whenever the Board or the Company in general meeting has resolved that a dividend be paid or declared, the Board may further resolve that such dividend be satisfied wholly or in part by the distribution of specific assets of any kind and in particular of paid up shares, debentures or warrants to subscribe securities of the Company or any other company, or in any one or more of such ways, and where any difficulty arises in regard to the distribution the Board may settle the same as it thinks expedient, and in particular may issue certificates in respect of fractions of shares, disregard fractional entitlements or round the same up or down, and may fix the value for distribution of such specific assets, or any part thereof, and may determine that cash payments shall be made to any Members upon the footing of the value so fixed in order to adjust the rights of all parties, and may vest any such specific assets in trustees as may seem expedient to the Board and may appoint any person to sign any requisite instruments of transfer and other documents on behalf of the persons entitled to the dividend, and such appointment shall be effective and binding on the Members. The Board may resolve that no such assets shall be made available to Members with registered addresses in any particular territory or territories where, in the absence of a registration statement or other special formalities, such distribution of assets would or might, in the opinion of the Board, be unlawful or impracticable and in such event the only entitlement of the Members aforesaid shall be to receive cash payments as aforesaid. Members affected as a result of the foregoing sentence shall not be or be deemed to be a separate class of Members for any purpose whatsoever.

137. (1) Whenever the Board or the Company in general meeting has resolved that a dividend be paid or declared on any class of the share capital of the Company, the Board may further resolve either:

(a) that such dividend be satisfied wholly or in part in the form of an allotment of shares credited as fully paid up, provided that the Members entitled thereto will be entitled to elect to receive such dividend (or part thereof if the Board so determines) in cash in lieu of such allotment. In such case, the following provisions shall apply:

(i) the basis of any such allotment shall be determined by the Board;

(ii) the Board, after determining the basis of allotment, shall give not less than ten (10) days’ Notice to the holders of the relevant shares of the right of election accorded to them and shall send with such notice forms of election and specify the procedure to be followed and the place at which and the latest date and time by which duly completed forms of election must be lodged in order to be effective;

(iii) the right of election may be exercised in respect of the whole or part of that portion of the dividend in respect of which the right of election has been accorded; and

(iv) the dividend (or that part of the dividend to be satisfied by the allotment of shares as aforesaid) shall not be payable in cash on shares in respect whereof the cash election has not been duly exercised (“the non-elected shares”) and in satisfaction thereof shares of the relevant class shall be allotted credited as fully paid up to the holders of the non-elected shares on the basis of allotment determined as aforesaid and for such purpose the Board shall capitalise and apply out of any part of the undivided profits of the Company (including profits carried and standing to the credit of any reserves or other special account, share premium account, capital redemption reserve other than the Subscription Rights Reserve) as the Board may determine, such sum as may be required to pay up in full the appropriate number of shares of the relevant class for allotment and distribution to and amongst the holders of the non-elected shares on such basis; or

(b) that the Members entitled to such dividend shall be entitled to elect to receive an allotment of shares credited as fully paid up in lieu of the whole or such part of the dividend as the Board may think fit. In such case, the following provisions shall apply:

(i) the basis of any such allotment shall be determined by the Board;

(ii) the Board, after determining the basis of allotment, shall give not less than ten (10) days’ Notice to the holders of the relevant shares of the right of election accorded to them and shall send with such notice forms of election and specify the procedure to be followed and the place at which and the latest date and time by which duly completed forms of election must be lodged in order to be effective;

(iii) the right of election may be exercised in respect of the whole or part of that portion of the dividend in respect of which the right of election has been accorded; and

(iv) the dividend (or that part of the dividend in respect of which a right of election has been accorded) shall not be payable in cash on shares in respect whereof the share election has been duly exercised (“the elected shares”) and in lieu thereof shares of the relevant class shall be allotted credited as fully paid up to the holders of the elected shares on the basis of allotment determined as aforesaid and for such purpose the Board shall capitalise and apply out of any part of the undivided profits of the Company (including profits carried and standing to the credit of any reserves or other special account, share premium account, capital redemption reserve other than the Subscription

Rights Reserve) as the Board may determine, such sum as may be required to pay up in full the appropriate number of shares of the relevant class for allotment and distribution to and amongst the holders of the elected shares on such basis.

(2) (a) The shares allotted pursuant to the provisions of paragraph (1) of this Article shall rank pari passu in all respects with shares of the same class (if any) then in issue save only as regards participation in the relevant dividend or in any other distributions, bonuses or rights paid, made, declared or announced prior to or contemporaneously with the payment or declaration of the relevant dividend unless, contemporaneously with the announcement by the Board of their proposal to apply the provisions of sub-paragraph (a) or (b) of paragraph (2) of this Article in relation to the relevant dividend or contemporaneously with their announcement of the distribution, bonus or rights in question, the Board shall specify that the shares to be allotted pursuant to the provisions of paragraph (1) of this Article shall rank for participation in such distribution, bonus or rights. Notwithstanding the foregoing, the Board shall be prohibited from declaring dividends in unequal amounts to holders of different classes of our ordinary shares. The Board and the Members holding Class B Ordinary Shares shall be prohibited from amending or modifying the immediately preceding sentence without the prior written approval of a majority of the Members holding Class A Ordinary Shares.

(b) The Board may do all acts and things considered necessary or expedient to give effect to any capitalisation pursuant to the provisions of paragraph (1) of this Article, with full power to the Board to make such provisions as it thinks fit in the case of shares becoming distributable in fractions (including provisions whereby, in whole or in part, fractional entitlements are aggregated and sold and the net proceeds distributed to those entitled, or are disregarded or rounded up or down or whereby the benefit of fractional entitlements accrues to the Company rather than to the Members concerned). The Board may authorise any person to enter into on behalf of all Members interested, an agreement with the Company providing for such capitalisation and matters incidental thereto and any agreement made pursuant to such authority shall be effective and binding on all concerned.

(3) The Company may upon the recommendation of the Board by ordinary resolution resolve in respect of any one particular dividend of the Company that notwithstanding the provisions of paragraph (1) of this Article a dividend may be satisfied wholly in the form of an allotment of shares credited as fully paid up without offering any right to shareholders to elect to receive such dividend in cash in lieu of such allotment.

(4) The Board may on any occasion determine that rights of election and the allotment of shares under paragraph (1) of this Article shall not be made available or made to any shareholders with registered addresses in any territory where, in the absence of a registration statement or other special formalities, the circulation of an offer of such rights of election or the allotment of shares would or might, in the opinion of the Board, be unlawful or impracticable, and in such event the provisions aforesaid shall be read and construed subject to such determination. Members affected as a result of the foregoing sentence shall not be or be deemed to be a separate class of Members for any purpose whatsoever.

(5) Any resolution declaring a dividend on shares of any class, whether a resolution of the Company in general meeting or a resolution of the Board, may specify that the same shall be payable or distributable to the persons registered as the holders of such shares at the close of business on a particular record date, notwithstanding that it may be a date prior to that on which the resolution is passed, and thereupon the dividend shall be payable or distributable to them in accordance with their respective holdings so registered, but without prejudice to the rights inter se in respect of such dividend of transferors and transferees of any such shares. The provisions of this Article shall mutatis mutandis apply to bonuses, capitalisation issues, distributions of realised capital profits or offers or grants made by the Company to the Members.

RESERVES

138. (1) The Board shall establish an account to be called the share premium account and shall carry to the credit of such account from time to time a sum equal to the amount or value of the premium paid on the issue of any share in the Company. Unless otherwise provided by the provisions of these Articles, the Board may apply the share premium account in any manner permitted by the Law. The Company shall at all times comply with the provisions of the Law in relation to the share premium account.

(2) Before recommending any dividend, the Board may set aside out of the profits of the Company such sums as it determines as reserves which shall, at the discretion of the Board, be applicable for any purpose to which the profits of the Company may be properly applied and pending such application may, also at such discretion, either be employed in the business of the Company or be invested in such investments as the Board may from time to time think fit and so that it shall not be necessary to keep any investments constituting the reserve or reserves separate or distinct from any other investments of the Company. The Board may also without placing the same to reserve carry forward any profits which it may think prudent not to distribute.

CAPITALISATION

139. The Company may, upon the recommendation of the Board, at any time and from time to time pass an ordinary resolution to the effect that it is desirable to capitalise all or any part of any amount for the time being standing to the credit of any reserve or fund (including a share premium account and capital redemption reserve and the profit and loss account) whether or not the same is available for distribution and accordingly that such amount be set free for distribution among the Members or any class of Members who would be entitled thereto if it were distributed by way of dividend and in the same proportions, on the footing that the same is not paid in cash but is applied either in or towards paying up the amounts for the time being unpaid on any shares in the Company held by such Members respectively or in paying up in full unissued shares, debentures or other obligations of the Company, to be allotted and distributed credited as fully paid up among such Members, or partly in one way and partly in the other, and the Board shall give effect to such resolution provided that, for the purposes of this Article, a share premium account and any capital redemption reserve or fund representing unrealised profits, may be applied only in paying up in full unissued shares of the Company to be allotted to such Members credited as fully paid.

140. The Board may settle, as it considers appropriate, any difficulty arising in regard to any distribution under the last preceding Article and in particular may issue share certificates in respect of fractions of shares or authorise any person to sell and transfer any fractions or may resolve that the distribution should be as nearly as may be practicable in the correct proportion but not exactly so or may ignore fractions altogether, and may determine that cash payments shall be made to any Members in order to adjust the rights of all parties, as may seem expedient to the Board. The Board may appoint any person to sign on behalf of the persons entitled to participate in the distribution any contract necessary or desirable for giving effect thereto and such appointment shall be effective and binding upon the Members.

141. [DELETED]

ACCOUNTING RECORDS

142. The Board shall cause true accounts to be kept of the sums of money received and expended by the Company, and the matters in respect of which such receipt and expenditure take place, and of the property, assets, credits and liabilities of the Company and of all other matters required by the Law or necessary to give a true and fair view of the Company’s affairs and to explain its transactions.

143. The accounting records shall be kept at the Office or head office, at such other place or places as the Board decides and shall always be open to inspection by the Directors. No Member (other than a Director) shall have any right of inspecting any accounting record or book or document of the Company except as conferred by law or authorised by the Board or the Company in general meeting.

144. Subject to Article 145, a printed copy of the Directors’ report, accompanied by the balance sheet and profit and loss account, including every document required by law to be annexed thereto, made up to the end of the applicable financial year and containing a summary of the assets and liabilities of the Company under convenient heads and a statement of income and expenditure, together with a copy of the Auditor’s report, shall be sent to each person entitled thereto at least ten (10) days before the date of the general meeting and laid before the Company at the annual general meeting held in accordance with Article 55 provided that this Article shall not require a copy of those documents to be sent to any person whose address the Company is not aware or to more than one of the joint holders of any shares or debentures.

145. Subject to due compliance with all applicable Statutes, rules and regulations, including, without limitation, the rules of the Designated Stock Exchange, and to obtaining all necessary consents, if any, required thereunder, the requirements of Article 144 shall be deemed satisfied in relation to any person by sending to the person in any manner not prohibited by the Statutes, a summary financial statement derived from the Company’s annual accounts and the directors’ report which shall be in the form and containing the information required by applicable laws and regulations, provided that any person who is otherwise entitled to the annual financial statements of the Company and the directors’ report thereon may, if he so requires by notice in writing served on the Company, demand that the Company sends to him, in addition to a summary financial statement, a complete printed copy of the Company’s annual financial statement and the directors’ report thereon.

146. The requirement to send to a person referred to in Article 144 the documents referred to in that article or a summary financial report in accordance with Article 145 shall be deemed satisfied where, in accordance with all applicable Statutes, rules and regulations, including, without limitation, the rules of the Designated Stock Exchange, the Company publishes copies of the documents referred to in Article 144 and, if applicable, a summary financial report complying with Article 145, on the Company’s computer network or in any other permitted manner (including by sending any form of electronic communication), and that person has agreed or is deemed to have agreed to treat the publication or receipt of such documents in such manner as discharging the Company’s obligation to send to him a copy of such documents.

AUDIT

147.	Subject to applicable law and rules of the Designated Stock Exchange:

(1) At the annual general meeting or at a subsequent extraordinary general meeting in each year, the Members shall appoint an Auditor to audit the accounts of the Company and such Auditor shall hold office until the Members appoint another auditor. Such Auditor may be a Member but no Director or officer or employee of the Company shall, during his continuance in office, be eligible to act as an auditor of the Company.

(2) A person, other than a retiring Auditor, shall not be capable of being appointed Auditor at an annual general meeting unless notice in writing of an intention to nominate that person to the office of Auditor has been given not less than fourteen (14) days before the annual general meeting and furthermore, the Company shall send a copy of any such notice to the retiring Auditor.

(3) The Members may, at any general meeting convened and held in accordance with these Articles, by ordinary resolution remove the Auditor at any time before the expiration of his term of office and shall by ordinary resolution at that meeting appoint another Auditor in his stead for the remainder of his term.

148. [DELETED]

149. The remuneration of the Auditor shall be fixed by the Company in general meeting or in such manner as the Members may determine.

150. If the office of the Auditor becomes vacant by the resignation or death of the Auditor, or by his becoming incapable of acting by reason of illness or other disability at a time when his services are required, the Directors shall fill the vacancy and determine the remuneration of such Auditor.

151. The Auditor shall at all reasonable times have access to all books kept by the Company and to all accounts and vouchers relating thereto; and he may call on the Directors or officers of the Company for any information in their possession relating to the books or affairs of the Company.

152. The statement of income and expenditure and the balance sheet provided for by these Articles shall be examined by the Auditor and compared by him with the books, accounts and vouchers relating thereto; and he shall make a written report thereon stating whether such statement and balance sheet are drawn up so as to present fairly the financial position of the Company and the results of its operations for the period under review and, in case information shall have been called for from Directors or officers of the Company, whether the same has been furnished and has been satisfactory. The financial statements of the Company shall be audited by the Auditor in accordance with generally accepted auditing standards. The Auditor shall make a written report thereon in accordance with generally accepted auditing standards and the report of the Auditor shall be submitted to the Members in general meeting. The generally accepted auditing standards referred to herein may be those of a country or jurisdiction other than the Cayman Islands. If so, the financial statements and the report of the Auditor should disclose this act and name such country or jurisdiction.

NOTICES

153. Any Notice or document, whether or not, to be given or issued under these Articles from the Company to a Member shall be in writing or by cable, telex or facsimile transmission message or other form of electronic transmission or communication and any such Notice and document may be served or delivered by the Company on or to any Member either personally or by sending it through the post in a prepaid envelope addressed to such Member at his registered address as appearing in the Register or at any other address supplied by him to the Company for the purpose or, as the case may be, by transmitting it to any such address or transmitting it to any telex or facsimile transmission number or electronic number or address or website supplied by him to the Company for the giving of Notice to him or which the person transmitting the notice reasonably and bona fide believes at the relevant time will result in the Notice being duly received by the Member or may also be served by advertisement in appropriate newspapers in accordance with the requirements of the Designated Stock Exchange or, to the extent permitted by the applicable laws, by placing it on the Company’s website and giving to the member a notice stating that the notice or other document is available there (a “notice of availability”). The notice of availability may be given to the Member by any of the means set out above. In the case of joint holders of a share all notices shall be given to that one of the joint holders whose name stands first in the Register and notice so given shall be deemed a sufficient service on or delivery to all the joint holders.

154. Any Notice or other document:

(a) if served or delivered by post, shall where appropriate be sent by airmail and shall be deemed to have been served or delivered on the day following that on which the envelope containing the same, properly prepaid and addressed, is put into the post; in proving such service or delivery it shall be sufficient to prove that the envelope or wrapper containing the notice or document was properly addressed and put into the post and a certificate in writing signed by the Secretary or other officer of the Company or other person appointed by the Board that the envelope or wrapper containing the notice or other document was so addressed and put into the post shall be conclusive evidence thereof;

(b) if sent by electronic communication, shall be deemed to be given on the day on which it is transmitted from the server of the Company or its agent. A notice placed on the Company’s website is deemed given by the Company to a Member on the day following that on which a notice of availability is deemed served on the Member;

(c) if served or delivered in any other manner contemplated by these Articles, shall be deemed to have been served or delivered at the time of personal service or delivery or, as the case may be, at the time of the relevant despatch or transmission; and in proving such service or delivery a certificate in writing signed by the Secretary or other officer of the Company or other person appointed by the Board as to the act and time of such service, delivery, despatch or transmission shall be conclusive evidence thereof; and

(d) may be given to a Member in the English language subject to due compliance with all applicable Statutes, rules and regulations.

155. (1) Any Notice or other document delivered or sent by post to or left at the registered address of any Member in pursuance of these Articles shall, notwithstanding that such Member is then dead or bankrupt or that any other event has occurred, and whether or not the Company has notice of the death or bankruptcy or other event, be deemed to have been duly served or delivered in respect of any share registered in the name of such Member as sole or joint holder unless his name shall, at the time of the service or delivery of the notice or document, have been removed from the Register as the holder of the share, and such service or delivery shall for all purposes be deemed a sufficient service or delivery of such Notice or document on all persons interested (whether jointly with or as claiming through or under him) in the share.

(2) A notice may be given by the Company to the person entitled to a share in consequence of the death, mental disorder or bankruptcy of a Member by sending it through the post in a prepaid letter, envelope or wrapper addressed to him by name, or by the title of representative of the deceased, or trustee of the bankrupt, or by any like description, at the address, if any, supplied for the purpose by the person claiming to be so entitled, or (until such an address has been so supplied) by giving the notice in any manner in which the same might have been given if the death, mental disorder or bankruptcy had not occurred.

(3) Any person who by operation of law, transfer or other means whatsoever shall become entitled to any share shall be bound by every notice in respect of such share which prior to his name and address being entered on the Register shall have been duly given to the person from whom he derives his title to such share.

SIGNATURES

156. For the purposes of these Articles, a cable or telex or facsimile or electronic transmission message purporting to come from a holder of shares or, as the case may be, a Director, or, in the case of a corporation which is a holder of shares from a director or the secretary thereof or a duly appointed attorney or duly authorised representative thereof for it and on its behalf, shall in the absence of express evidence to the contrary available to the person relying thereon at the relevant time be deemed to be a document or instrument in writing signed by such holder or Director in the terms in which it is received.

WINDING UP

157. If the Company shall be wound up, and the assets available for distribution amongst the Members shall be insufficient to repay the whole of the share capital, such assets shall be distributed so that, as nearly as may be, the losses shall be borne by the Members in proportion to the par value of the Shares held by them. If in a winding up the assets available for distribution amongst the Members shall be more than sufficient to repay the whole of the share capital at the commencement of the winding up, the surplus shall be distributed amongst the Members in proportion to the par value of the Shares held by them at the commencement of the winding up subject to a deduction from those Shares in respect of which there are monies due, of all monies payable to the Company for unpaid calls or otherwise. This Article is without prejudice to the rights of the holders of Shares issued upon special terms and conditions.

158. If the Company shall be wound up the liquidator may, with the sanction of a Special Resolution of the Company and any other sanction required by the Statute, divide amongst the Members in kind the whole or any part of the assets of the Company (whether they shall consist of property of the same kind or not) and may for that purpose value any assets and determine how the division shall be carried out as between the Members or different classes of Members. The liquidator may, with the like sanction, vest the whole or any part of such assets in trustees upon such trusts for the benefit of the Members as the liquidator, with the like sanction, shall think fit, but so that no Member shall be compelled to accept any asset upon which there is a liability.

INDEMNITY AND INSURANCE

159. (1) Every Director and officer of the Company (which for the avoidance of doubt, shall not include auditors of the Company), together with every former Director and former officer of the Company (each an “Indemnified Person”) shall be indemnified out of the assets of the Company against any liability, action, proceeding, claim, demand, costs, damages or expenses, including legal expenses, whatsoever which they or any of them may incur as a result of any act or failure to act in carrying out their functions other than such liability (if any) that they may incur by reason of their own actual fraud or wilful default. No Indemnified Person shall be liable to the Company for any loss or damage incurred by the Company as a result (whether direct or indirect) of the carrying out of their functions unless that liability arises through the actual fraud or wilful default of such Indemnified Person. No person shall be found to have committed actual fraud or wilful default under this Article unless or until a court of competent jurisdiction shall have made a finding to that effect.

(2) The Company shall advance to each Indemnified Person reasonable attorneys’ fees and other costs and expenses incurred in connection with the defence of any action, suit, proceeding or investigation involving such Indemnified Person for which indemnity will or could be sought. In connection with any advance of any expenses hereunder, the Indemnified Person shall execute an undertaking to repay the advanced amount to the Company if it shall be determined by final judgment or other final adjudication that such Indemnified Person was not entitled to indemnification pursuant to this Article. If it shall be determined by a final judgment or other final adjudication that such Indemnified Person was not entitled to indemnification with respect to such judgment, costs or expenses, then such party shall not be indemnified with respect to such judgment, costs or expenses and any advancement shall be returned to the Company (without interest) by the Indemnified Person.

(3) The Directors, on behalf of the Company, may purchase and maintain insurance for the benefit of any Director or other officer of the Company against any liability which, by virtue of any rule of law, would otherwise attach to such person in respect of any negligence, default, breach of duty or breach of trust of which such person may be guilty in relation to the Company.

AMENDMENT TO MEMORANDUM AND ARTICLES OF ASSOCIATION

AND NAME OF COMPANY

160. No Article shall be rescinded, altered or amended and no new Article shall be made until the same has been approved by a special resolution of the Members. A special resolution shall be required to alter the provisions of the Memorandum of Association or to change the name of the Company.

INFORMATION

161. No Member shall be entitled to require discovery of or any information respecting any detail of the Company’s trading or any matter which is or may be in the nature of a trade secret or secret process which may relate to the conduct of the business of the Company and which in the opinion of the Directors it will be inexpedient in the interests of the members of the Company to communicate to the public.